Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

by and between

KNOLL, INC.

and

FURNITURE INVESTMENTS S.à r.l.

Dated as of June 22, 2020

Table of Contents

ARTICLE I
PURCHASE AND SALE OF the PURCHASED SHARES

i

ii

Exhibit A – Definitions
Exhibit B – Form of Certificate of Designations
Exhibit C – Form of Registration Rights Agreement
Exhibit D – Non-USRPI Certificate
Exhibit E – Non-USRPI Notice for IRS

iii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (including the schedules hereto, this “Agreement”), dated as of June 22, 2020, is made by and between Knoll, Inc., a Delaware corporation (the “Company”), and Furniture Investments S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 23, avenue Monterey, L-2163 Luxembourg, Grand-Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B243255 (the “Buyer”). All of the signatories to this Agreement are collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS:

A.            The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

C.            The Board of Directors of the Company (the “Board”) has deemed it advisable and has authorized the issuance and sale of 164,000 shares (the “Purchased Shares”) of the Company’s Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), having the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions as specified in the Certificate of Designations, substantially in the form attached hereto as Exhibit B (the “Certificate of Designations”), to the Buyer.

B.            The Buyer has agreed to purchase, and the Company has agreed to issue and sell, at the Closing (as defined below), the Purchased Shares, in each case upon the terms and subject to the conditions set forth in this Agreement.

D.            In connection with the consummation of the Transactions, the Parties will execute and deliver, among other things, (a) a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), and (b) the Certificate of Designations.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF the PURCHASED SHARES

Section 1.1            Purchase of the Purchased Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Buyer, and the Buyer shall purchase and acquire from the Company, the Purchased Shares, free and clear of any Liens, other than Liens incurred by the Buyer or its Affiliates or restrictions arising under applicable securities Laws or imposed by this Agreement or the Transaction Documents, for an aggregate purchase price of $164,000,000 (such aggregate purchase price, the “Purchase Price”).

Section 1.2            Closing Date. The date, time and place of the closing of the purchase and sale of the Purchased Shares provided for in this Agreement (the “Closing”) will take place at 10:00 a.m., Eastern Standard time on the fifth (5th) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the last condition in ARTICLE V to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by applicable Law, waiver of those conditions) either (a) remotely via telephone, video conference or exchange of documents by e-mail or (b) at such other time and place as the Buyer and the Company mutually agree (the “Closing Date”).

Section 1.3            Deliveries at Closing.

(a)           By the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall deliver or cause to be delivered to the Buyer:

(i)            the Purchased Shares, free and clear of all Liens, other than Liens incurred by the Buyer or its Affiliates or restrictions arising under applicable securities Laws or imposed by this Agreement or the Transaction Documents;

(ii)           evidence of the issuance of the Purchased Shares in the name of the Buyer by book entry on the stock ledger of the Company (or, if the Purchased Shares are to be represented in certificated form, a certificate representing the Purchased Shares);

(iii)          counterparts of each of the Transaction Documents to which the Company or any of its Affiliates is a party, duly executed by the Company or its applicable Affiliates party thereto; and

(iv)         the certificate contemplated by Section 5.3(c).

(b)           By the Buyer. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer shall deliver or cause to be delivered:

(i)           the Purchase Price to the Company, by wire transfer in immediately available funds, to the account designated by the Company in writing;

(ii)           counterparts of each of the Transaction Documents (other than the Equity Commitment Letter, which shall be delivered to the Company on or prior to the date of this Agreement), to which the Buyer or any of its Affiliates is a party, duly executed by the Buyer or its applicable Affiliates party thereto; and

(iii)          the certificate contemplated by Section 5.2(c).

ARTICLE II
REPRESENTATIONS AND WARRANTIES of the Buyer

The Buyer represents and warrants that:

Section 2.1            Organization and Qualification. The Buyer is duly organized and validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Buyer is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 2.2            Authorization; Validity; Enforcement. The Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement and the applicable Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been, or when executed will be, duly authorized by the Buyer. This Agreement and the Transaction Documents have been (or will be, upon execution) duly executed and delivered by the Buyer and shall constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 2.3            Governmental Filings. Other than (a) the filing by the Company of the Certificate of Designations with the Secretary of State of the State of Delaware, (b) filings with the SEC under the Securities Act and Exchange Act, (c) compliance with the rules and regulations of the New York Stock Exchange (the “NYSE”), (d) compliance with any applicable state securities or blue sky laws and (e) the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations under the HSR Act, no notices, reports or other filings are required to be made by the Buyer with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Buyer from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the Transaction Documents by the Buyer or the consummation of the Transactions, except those that the failure to make or obtain would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 2.4            No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) result in a violation of the organizational documents of the Buyer or any of its Affiliates, (b) conflict with, or constitute a default under any agreement, indenture or instrument to which the Buyer is a party or result in the creation of any Lien upon any of the properties or assets of the Buyer or (c) assuming the accuracy of the representations and warranties of the Company in ARTICLE III, result in a violation of any Law or Order applicable to the Buyer or any of its Affiliates or Portfolio Companies or by which any property or asset of the Buyer or any of its Affiliates or Portfolio Companies is bound or affected, in each case other than as would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 2.5            Sufficient Funds; Financing. At the Closing, the Buyer will have immediately available funds necessary to pay the Purchase Price, and to pay any fees and expenses of or payable by Buyer, and to consummate the Transactions on the terms and conditions contemplated by this Agreement. The Buyer has delivered to the Company a true and complete copy of the Equity Commitment Letter, pursuant to which Investindustrial VII L.P., a limited partnership registered in England and Wales with company number LP016943 (“Fund VII”), has committed, upon the terms and subject to the conditions set forth therein, to provide funding (directly or indirectly) to the Buyer in the amounts set forth therein. As of the date of this Agreement, the Equity Commitment Letter is in full force and effect and constitutes the enforceable, legal, valid and binding obligations of each of the parties thereto. As of the date of this Agreement, Buyer is not aware of any reason why the funds sufficient to pay the Purchase Price will not be available on the Closing Date. The Equity Commitment Letter will not be amended, modified or altered at any time through the Closing.

Section 2.6            Purchase for Investment. The Buyer acknowledges that the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock have not been registered under the Securities Act or under any state or other applicable securities Laws. The Buyer (a) acknowledges that it is acquiring the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer or otherwise dispose of any of the Series A Preferred Stock or the Common Stock issuable upon the conversion of the Series A Preferred Stock, except in compliance with this Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (e)(i) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock, (ii) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (iii) can bear the economic risk of (A) an investment in the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock indefinitely and (B) a total loss in respect of such investment. The Buyer has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock and to protect its own interest in connection with such investment.

Section 2.7            Brokers; Finders. No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities LLC, is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Buyer or any of its Affiliates or Portfolio Companies.

Section 2.8            Ownership of Company Stock. Other than 2,404,034 shares of Common Stock owned by an Affiliate of the Buyer, neither the Buyer nor, to the knowledge of the Buyer, any of its Affiliates or Portfolio Companies owns any capital stock or other securities of the Company.

Section 2.9            Plan Assets. The underlying assets of the Buyer and its Subsidiaries do not constitute “plan assets” within the meaning of ERISA and the execution, delivery and performance of this Agreement and the Transaction Documents do not and will not constitute a non-exempt prohibited transaction under section 406 of ERISA or Section 4975 of the Code.

Section 2.10          No Other Representations or Warranties of the Buyer. Except for the representations and warranties made by the Buyer in this ARTICLE II, neither the Buyer nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Buyer or any of its Affiliates or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or its Subsidiaries or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Buyer in this ARTICLE II, neither the Buyer nor any other Person makes or has made any express or implied representation or warranty to the Company or its Subsidiaries or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Buyer, any of its Affiliates or their respective businesses or (b) any oral or written information presented to the Company or its Subsidiaries or Representatives in the course of the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Buyer and the Company.

Section 2.11          No Other Representations or Warranties of the Company. Except for the representations and warranties expressly set forth in ARTICLE III (as modified by the Company Disclosure Letter), the Buyer hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Series A Preferred Stock, Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Buyer or any of its Affiliates or Representatives or any information developed by the Buyer or any of its Affiliates or Representatives or (b) will have or be subject to any liability or indemnification obligation to the Buyer resulting from the delivery, dissemination or any other distribution to the Buyer or any of its Affiliates, Portfolio Companies or its Representatives, or the use by the Buyer or any of its Affiliates or Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Buyer or any of its Affiliates or Representatives, including in due diligence materials, or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions. The Buyer expressly waives any such claim relating to the foregoing matters, except for any such claim alleging an inaccuracy or breach of the representations and warranties expressly set forth in ARTICLE III (as modified by the Company Disclosure Letter) and Fraud.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that except as (a) disclosed in SEC Documents (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” section of such SEC Documents, and any other disclosures included therein to the extent they are predictive or forward-looking in nature) filed or furnished after December 31, 2019 and prior to the date hereof or (b) set forth in the correspondingly numbered section of the confidential disclosure letter delivered by the Company to the Buyer prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection):

Section 3.1            Organization and Qualification.

(a)           The Company (i) is an entity duly organized and validly existing and in good standing in all material respects under the laws of the jurisdictions in which it is formed, (ii) has the requisite power and authority in all material respects to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and (iii) is duly qualified in all material respects as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

(b)           Each Subsidiary of the Company (i) is an entity duly organized and validly existing and in good standing under the laws of the jurisdictions in which it is formed, (ii) has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and (iii) is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except in the case of clauses (i), (ii) or (iii) where the failure to be so qualified or in good standing, or to have such power or authority, would not reasonably be expected to have a Material Adverse Effect.

Section 3.2            Authorization; Validity; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the applicable Transactions Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the applicable Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares, have been duly authorized by the Board, including for purposes of Section 203(a)(1) of the DGCL. This Agreement and the applicable Transaction Documents have been (or will be, upon execution) duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 3.3            Issuance of Purchased Shares. Assuming the accuracy of each of the representations and warranties of the Buyer set forth in ARTICLE II, the offer and sale by the Company of the Purchased Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder.

Section 3.4            Government Filings. Other than (a) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (b) filings with the SEC under the Securities Act and Exchange Act, (c) compliance with the rules and regulations of the NYSE, (d) compliance with any applicable state securities or blue sky laws and (e) the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations under the HSR Act, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the Transaction Documents by the Company or the consummation of the Transactions, except those that the failure to make or obtain would not reasonably be expected to have a Material Adverse Effect.

Section 3.5            No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (a) result in a violation of the Company’s Amended and Restated Certificate of Incorporation, dated December 13, 2004 (the “Certificate of Incorporation”) or the Company’s Amended and Restated Bylaws, adopted on August 8, 2018 (the “Bylaws” and, together with the Certificate of Incorporation, the “Company Organizational Documents”), (b) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, or (c) assuming the accuracy of the representations and warranties of Buyer in ARTICLE II, result in a violation of any Law or Order applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, other than, in the case of clause (b) or (c), as would not reasonably be expected to have a Material Adverse Effect.

Section 3.6            No General Solicitation. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Series A Preferred Stock.

Section 3.7            Broker Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.8            No Integrated Offering. None of the Company nor its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with other offerings by the Company.

Section 3.9            SEC Documents; Financial Statements; Undisclosed Liabilities.

(a)           Since January 1, 2018, the Company has timely filed or furnished all the SEC Documents required to be filed or furnished by it with the SEC pursuant to Section 13(a) or 15(d) of Exchange Act. As of their respective dates (or if amended or supplemented, as of the date of such amendment or supplement, or, in the case of an SEC Document that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such SEC Document or date of the applicable meeting, respectively), the SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended (and in each case, the rules and regulations of the SEC promulgated thereunder), in each case as in effect at such time. None of the SEC Documents, at the time they were filed or furnished with the SEC (or, if amended or supplemented, the date of the filing of such amendment or supplement, with respect to the disclosures that were so amended or supplemented or, in the case of an SEC Document that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such SEC Document or date of the applicable meeting, respectively), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The Company has established and maintains, and at all times since January 1, 2018 has maintained, (i) systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act in all material respects and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files with the SEC pursuant to the SEC’s rules and forms is recorded and reported on a timely basis in all material respects, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as reasonably appropriate to allow timely decisions regarding required disclosure. The Company’s disclosure controls and procedures were effective as of the times indicated in the SEC Documents, and the Company’s internal control over financial reporting was effective as of the times indicated in the SEC Documents and, at such times, the Company was not aware of any material weaknesses in its internal control over financial reporting. Since January 1, 2018, there has not been any Fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting.

(c)           As of their respective filing dates, the financial statements of the Company included in the SEC Documents (the “Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC). Such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or (iii) as otherwise permitted by Regulation S-X and the other rules and regulations of the SEC) and fairly present in all material respects in accordance with GAAP the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(d)           Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise), except liabilities (i) reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Balance Sheet Date”), (ii) incurred after the Balance Sheet Date in the ordinary course of the Company’s business, (iii) for the performance of obligations pursuant to the terms of the contracts to which the Company or any of its Subsidiaries are party and compliance with permits, licenses, consents and authorizations of Governmental Authorities to which the Company or any of its Subsidiaries are subject, in each case in the ordinary course of business, (iv) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions, (v) that are Permitted Liens or (vi) that have not had, and would not reasonably be expected to have, a Material Adverse Effect.

Section 3.10          Absence of Certain Changes. Since the Balance Sheet Date, there has not been any Material Adverse Effect.

Section 3.11          Equity Capitalization.

(a)           The authorized capital stock of the Company consists of (i) 200,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”). As of the date of this Agreement, (A) 67,416,644 shares of Common Stock were issued and 50,724,720 shares of Common Stock were outstanding (including 1,625,251 Company Restricted Shares), (B) 916,118 shares of Common Stock were reserved for issuance pursuant to the Company Stock Plans, (C) 110,000 shares of Common Stock were subject to outstanding Company Stock Options, (D) 955,939 Company RSUs were outstanding pursuant to which a maximum of 334,854 shares of Common Stock could be issued and (E) no shares of Company Preferred Stock were issued or outstanding. Upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, 200,000 shares of Preferred Stock will be designated as the Series A Preferred Stock.

(b)           All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable. The Purchased Shares will, when issued and delivered in connection with this Agreement, be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable and, assuming the accuracy of each of the representations and warranties of the Buyer set forth in ARTICLE II, issued in compliance with all applicable federal and state securities Laws in all material respects and will not be subject to preemptive rights or any restrictions on transfer under applicable Law or any contract to which the Company is a party, other than those under applicable securities Laws, this Agreement and the Transaction Documents, and will be free and clear of all Transfer Taxes under applicable Law of the United States (or any political subdivision thereof) and Liens, other than those under applicable securities Laws, this Agreement and the Transaction Documents. The shares of Common Stock issuable upon conversion of the Purchased Shares (the “Conversion Shares”) have been, as of the Closing, duly reserved for issuance and, when issued upon conversion thereof in accordance with the terms of the Certificate of Designations, will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable and, assuming the accuracy of each of the representations and warranties of the Buyer set forth in ARTICLE II, issued in compliance with all applicable federal and state securities Laws in all material respects and will not be subject to preemptive rights or any restrictions on transfer under applicable Law or any contract to which the Company is a party, other than those under applicable securities Laws, this Agreement and the Transaction Documents, and will be free and clear of all Transfer Taxes under applicable Law of the United States (or any political subdivision thereof) and Liens, other than those under applicable securities Laws, this Agreement and the Transaction Documents.

(c)           Other than as provided in this Agreement or the Transaction Documents, as set forth in Section 3.11(a), and except for equity incentive awards outstanding under the Company Stock Plans, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other contracts (or any rights, preemptive rights or rights of first offer) relating to the issuance or repurchase of capital stock, or other equity interests of the Company, to which the Company is a party, or by which it is bound, obligating the Company to (i) issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities, bonds, debentures, notes or other obligations convertible into or exchangeable for such shares of capital stock or other equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other contract (or any such right, preemptive right or right of first offer) or (iii) redeem or otherwise acquire any number of such shares of capital stock or other equity interests. Neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of the Company on any matter.

(d)           Neither the Company nor any of its Subsidiaries is a party to any voting trust or other agreement with respect to voting or registration of capital stock or other equity interests of the Company or any of its Subsidiaries.

Section 3.12          Litigation. As of the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect, (a) there is no Action pending or, to the knowledge of the Company, threatened (i) against the Company or any of its Subsidiaries, (ii) to which the Company or any of its Subsidiaries is a party or (iii) to which any of the assets or properties of the Company or any of its Subsidiaries is subject, and (b) there is no order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency (“Orders”) imposed upon the Company or any of its Subsidiaries, in each case by or before a Governmental Authority.

Section 3.13          Employee Matters. Except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of all employee benefit plans (as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees and with respect to which the Company or its Subsidiaries have any liability (“ERISA Documents”), and each such ERISA Document is in compliance with all applicable requirements of ERISA.

Section 3.14          Investment Company Status. Neither the Company nor any Subsidiary is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.15          Tax Matters.

(a)           Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary of the Company: (i) has timely and properly made or filed all U.S. federal, state and Non-U.S. Tax returns, reports, statements, declarations or similar filings (including any election, information returns, schedules or attachments thereto and any amendments thereof) (“Tax Returns”) required to be filed by any jurisdiction to which it is subject and all such Tax Returns filed or required to be filed were true, correct and complete in all respects, (ii) has timely paid all Taxes and other governmental assessments and charges, except those being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) has set aside on its financial statements adequate accruals in accordance with GAAP for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns, respectively, apply, (iv) has not received any written notice of any deficiencies for any Tax from any taxing authority except for those which have been resolved, which have been paid in full, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the Company’s financial statements, (v) is not the subject of any currently ongoing audit or other proceeding with respect to Taxes nor has any audit or other proceeding with respect to Taxes been proposed in writing against any of them, (vi) has not participated in any listed transaction within the meaning of Treasury regulations Section 1.6011-4(b)(2), (vii) has complied in all respects with all applicable laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws and (viii) has no liens for Taxes upon any of their assets or properties, other than Permitted Liens.

(b)           The Company is not, has not been within the past five years and does not anticipate becoming, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

Section 3.16          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to, or which to the knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its Common Stock on the NYSE.

Section 3.17          Compliance with Laws; Permits.

(a)           The Company and each of its Subsidiaries are, and since January 1, 2018 have been, in compliance with and not in default under or in violation of any Law or Order, in each case that are applicable to the Company or any of its Subsidiaries, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect, and, since January 1, 2018, neither the Company nor any of its Subsidiaries has received any written notice or, to the knowledge of the Company, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law or Order, except as would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses, except where the failure to hold the same would not reasonably be expected to have a Material Adverse Effect.

(b)           The Company, each of its Subsidiaries, and each of their officers, directors, employees and, to the knowledge of the Company, agents acting on their behalf is, and since January 1, 2018 has been, in compliance in with (i) the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder and (ii) any other Laws applicable to the Company and its Subsidiaries that address the prevention of corruption, bribery, terrorism or money laundering (the “Anti-Corruption Laws”), in each case, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(c)           Except as would not reasonably be expected to have a Material Adverse Effect, since January 1, 2018, none of the Company, any of its Subsidiaries, or any of their officers, directors or employees, or, to the knowledge of the Company, agent, acting on their behalf (and only in their capacities as such) has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of anything of value, including money, loans, gifts, travel, or entertainment, to any government official with the purpose of (i) influencing any act or decision of such government official in his or her official capacity or (ii) inducing such government official to perform or omit to perform any activity in violation of his or her legal duties; except, with respect to the foregoing clauses (i) and (ii), as permitted under the U.S. Foreign Corrupt Practices Act of 1977 or other applicable Law; or (b) made any illegal contribution to any political party or candidate.

(d)           Except as would not reasonably be expected to have a Material Adverse Effect, the Company, each of its Subsidiaries, and each of their officers, directors, employees and, to the knowledge of the Company, agents acting on their behalf is, and, since January 1, 2018 has been, in compliance with all Laws or other financial restrictions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), including OFAC’s Specially Designated Nationals and Blocked Persons List, the U.S. Department of State, and sanctions administered by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”). Except as would not reasonably be expected to have a Material Adverse Effect, none of the Company, any of its Subsidiaries, or any director, officer or employee or, to the knowledge of the Company, agent acting on their behalf is currently the subject or the target of any Sanctions, nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including Cuba, Iran, North Korea, Syria and Crimea.

(e)           Except as would not reasonably be expected to have a Material Adverse Effect, the Company will not use the proceeds from the Transactions (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable Anti-Corruption Laws and Sanctions.

Section 3.18          No Rights Agreement; Anti-Takeover Provisions. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

Section 3.19          Title to Assets. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in or license for right to use, all of the assets, properties (including real and personal property) and rights reflected in the most recent Company Financial Statements or acquired after the Balance Sheet Date, other than assets or property sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. Except as would not reasonably be expected to have a Material Adverse Effect, all such assets, properties and rights (including leasehold interests) are free and clear of Liens except for Permitted Liens. Except as would not reasonably be expected to have a Material Adverse Effect, the assets, properties and rights currently owned, leased or used by the Company and its Subsidiaries are sufficient for the continued conduct of the Company’s business after the Closing in substantially the same manner as conducted prior to Closing and constitute all assets, properties and rights necessary to conduct the business of the Company and its Subsidiaries as currently conducted.

Section 3.20          No Other Representations or Warranties of the Company. Except for the representations and warranties made by the Company in this ARTICLE III (as modified by the Company Disclosure Letter), neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Series A Preferred Stock, Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Buyer or its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Buyer acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this ARTICLE III (as modified by the Company Disclosure Letter), neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Buyer or any of its Affiliates, Portfolio Companies or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Buyer or any of its Affiliates or Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and the Buyer.

Section 3.21          No Other Representations or Warranties of the Buyer. Except for the representations and warranties expressly set forth in ARTICLE II, the Company hereby acknowledges that neither the Buyer nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Buyer or any of its Affiliates or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Subsidiaries or Representatives or any information developed by the Company or any of its Subsidiaries or Representatives or (b) will have or be subject to any liability or indemnification obligation to the Company or any of its Subsidiaries resulting from the delivery, dissemination or any other distribution to the Company or any of its Subsidiaries or Representatives, or the use by the Company or any of its Subsidiaries or Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Subsidiaries or Representatives, including in due diligence materials, in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and the Buyer. The Company, on behalf of itself and on behalf of its respective Subsidiaries, expressly waives any such claim relating to the foregoing matters, except for any such claim alleging an inaccuracy or breach of the representations and warranties expressly set forth in ARTICLE II and Fraud.

ARTICLE IV
COVENANTS

Section 4.1            Interim Operations of the Company. Except (w) as required by applicable Law (including COVID-19 Measures) or any Order, (x) to comply with any notice from a Governmental Authority, (y) as expressly contemplated, required or permitted by this Agreement or (z) as is necessary in the good faith judgment of the Company to respond to any Emergency, during the period from the date of this Agreement until the Closing, unless the Buyer otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (i) the Company shall, and shall cause its Subsidiaries to, operate their businesses in all material respects in the ordinary course of business and to maintain and to use their commercially reasonable efforts to preserve in all material respects its and their existing relationships with its customers, employees, independent contractors and other business relationships having material business dealings with the Company or any of its Subsidiaries and (ii) the Company shall not, and shall cause its Subsidiaries not, to:

(a)            issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights exercisable for, exchangeable for or convertible into, or evidencing the right to subscribe for, or that have a value based on the price or value of, any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests other than (i) the authorization and issuance of the Purchased Shares in accordance with this Agreement and the Certificate of Designations and the authorization of any Conversion Shares or (ii) the issuances of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock of the Company (1) to newly-hired or newly-promoted employees or consultants in the ordinary course of business consistent with past practice or (2) to any director, officer, employee or independent contractor of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice pursuant to any Company Stock Plan (or agreement thereunder) in effect as of the date hereof or pursuant to equity awards or obligations outstanding on the date of this Agreement or granted after the date of this Agreement not in violation of this Agreement; provided, that in the event of any such issuance or sale in response to any Emergency pursuant to clause (z) in this Section 4.1, the Buyer shall have the right to participate in such issuance or sale on the terms set forth in Section 4.15 as if the Closing had already occurred.

(b)           except for regular quarterly dividends of the Company in an amount not to exceed $0.04 per quarter, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(c)           split, combine, subdivide, recapitalize or reclassify any shares of its capital stock or other equity or voting interests;

(d)           (i)  merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions solely among wholly-owned Subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries, or (ii) commence or file any petition seeking (A) liquidation, reorganization or other relief under any U.S. Federal, U.S. state or other bankruptcy, insolvency, receivership or similar Laws or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official;

(e)           sell, lease, license, sub-license or otherwise dispose of, or otherwise encumber (other than in respect of any Permitted Lien), any of its properties, rights or assets, other than (i) sales, leases, licenses, sub-licenses or other dispositions of properties, inventory, rights or assets in the ordinary course of business, (ii) sales, leases, licenses, sub-licenses or other dispositions of properties, rights or assets with a value of less than $75,000,000 in the aggregate, (iii) sales of obsolete assets or (iv) Liens incurred pursuant to the Credit Agreement or any amendments thereto;

(f)            amend or supplement the Company Organizational Documents in a manner that is adverse to the Buyer in any material respect or make any material amendments to the organizational documents of any of the Company’s Subsidiaries; or

(g)           agree or commit to do any of the foregoing.

Section 4.2            Cooperation and Efforts to Consummate Transactions; Status Updates.

(a)           Cooperation and Efforts. Upon the terms and subject to the conditions set forth in this Agreement, (i) the Company and the Buyer shall (and the Company shall cause its Affiliates to, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies to) cooperate with each other and use (and the Company shall cause its Affiliates to use, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies to use) their respective reasonable best efforts to take or cause to be taken all actions reasonably necessary or advisable on their part under this Agreement to consummate the Transactions as promptly as reasonably practicable and (ii) neither the Company nor the Buyer shall take, and the Company shall cause its Affiliates not to take, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies not to take, any action after the date of this Agreement that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions.

(b)           Status Updates. Subject to applicable Laws and the instructions of any Governmental Authority, the Company and the Buyer shall each keep the other apprised on a current basis of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of notices or other communications received by the Buyer or the Company, as the case may be, and the Company shall cause its Affiliates, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies, to furnish such notices or other communications, in each case from any third party and/or any Governmental Authority with respect to the Transactions. The Company and Buyer agree not to, and the Company shall cause its Affiliates not to, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies not to, participate in any meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the Transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party a reasonable opportunity to attend and participate.

Section 4.3            Regulatory Efforts.

(a)           The Company and the Buyer shall (and the Company shall cause its Affiliates to, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies to) cooperate and consult with each other in connection with the making of all filings, notices, applications, or other actions and each, upon request by the other, shall furnish the other with all information concerning itself, its directors, officers, stockholders, general partners, limited partners and investment funds, and shall use reasonable best efforts to furnish the other with any information concerning its Affiliates and, in the case of the Buyer, Portfolio Companies, and such other matters as may be reasonably necessary or advisable in connection with any filing, notice, application or other action made by or on behalf of the Buyer, the Company or any of their respective Affiliates or Portfolio Companies (as applicable) to any Governmental Authority in connection with the Transactions. Subject to applicable Law relating to the exchange of information, the Company and Buyer shall (and the Company shall cause its Affiliates to, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies to) permit, counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any material proposed notifications or filings and any material written communications or submissions to any Governmental Authority; provided, however, that materials may be redacted as necessary (i) to comply with contractual agreements, and (ii) to address reasonable privilege or confidentiality concerns.

(b)           The Company and the Buyer shall (and the Company shall cause its Affiliates to, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies to) prepare and file as promptly as reasonably practicable all documentation to effect all necessary or advisable notices, reports and other filings and to obtain as promptly as practicable all consents, clearances, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate the Transactions. Without limiting the foregoing, each of the Company and Buyer shall (and the Company shall cause its Affiliates to, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies to) make its and their respective filing pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable after the date of this Agreement (and no later than eight (8) Business Days after the date of this Agreement). The Company and Buyer shall (and the Company shall cause its Affiliates to, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies to) use their respective reasonable best efforts to obtain early termination of the waiting period with respect to the Transactions under the HSR Act. Whether or not the Transactions are consummated, the Buyer shall be responsible for all filing fees paid to any Governmental Authority incurred in order to obtain any consent, clearance, registration, approval, permit or authorization or any expiration or termination of a waiting period.

(c)           The Company and the Buyer shall, and the Company shall cause its Affiliates to, and the Buyer shall use its reasonable best efforts to cause its Affiliates and the Portfolio Companies to, promptly provide all relevant documents requested by any Governmental Authority to the extent reasonably necessary or advisable to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from such Governmental Authority in order to consummate the Transactions.

(d)           The Parties shall cooperate in good faith to determine, direct and have control over the strategy and process by which the Parties will seek required approvals under the HSR Act. Nothing in this Agreement shall require the Buyer or any of its Affiliates or the Portfolio Companies to (i) proffer to, agree to or sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Closing, any assets of the Buyer or any of its Affiliates (or consent thereto), (ii) agree to any limitation on the conduct of its business following the Closing or (iii) take any action to overturn, defend against or oppose any action by any Governmental Authority to prohibit the Transactions or prevent consummation of the Transactions prior to the Outside Date; provided, however, the Buyer shall agree to take the actions set forth in Section 4.3(d) of the Company Disclosure Letter if required by any Governmental Authority in order to satisfy the condition set forth in Section 5.1(a).

Section 4.4            Corporate Actions.

(a)           At any time that any Series A Preferred Stock is outstanding, the Company shall:

(i)            from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of the Series A Preferred Stock then outstanding and all accrued and unpaid dividends thereon; and

(ii)           not effect any voluntary deregistration under the Exchange Act or any voluntary delisting of the Common Stock from the NYSE other than in connection with a Change of Control (as defined in the Certificate of Designations) pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under Section 9 of the Certificate of Designations or is otherwise consistent with the terms set forth in Section 9 of the Certificate of Designations.

(b)           Prior to or upon the Closing, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Designations in the form attached hereto as Exhibit B, with such changes thereto as the Parties may reasonably agree.

(c)           If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Rate pursuant to the Certificate of Designations if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Rate, effective as of the Closing, in the same manner as would have been required by the Certificate of Designations if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement.

(d)           Following the Closing and until the twelve (12)-month anniversary of the Closing Date, the Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that prohibits the Buyer from taking any of the actions permitted by the proviso to Section 4.5(a)(i) or in Section 4.15 in this Agreement.

Section 4.5            Standstill. (a) The Buyer agrees that following the Closing and until the twelve (12)-month anniversary of the Closing Date, without the prior written approval of the Board, the Buyer will not, directly or indirectly, and will use reasonable best efforts to cause Fund VII to:

(i)            acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company or any of its Affiliates, any securities convertible into or exchangeable for any such securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of Common Stock, Preferred Stock or any other capital stock of the Company or any assets or property of the Company or any of its Subsidiaries if, as a result of any such acquisition, the aggregate beneficial ownership of shares of Common Stock on an as-converted basis of the Buyer and its Affiliates and Portfolio Companies, taken as a whole, would exceed 120% of the sum of (A) their aggregate beneficial ownership of shares of Common Stock as of the date of this Agreement plus (B) the Common Stock issuable upon the conversion of the Series A Preferred Stock as of the Closing;

(ii)           make or participate in or knowingly encourage any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or seek to advise or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board, other than in accordance with Section 4.10;

(iii)          make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any of its Subsidiaries, or any other extraordinary transaction involving the Company or any of its Subsidiaries or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(iv)         otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, board of directors or policies of the Company or any of its Subsidiaries;

(v)          make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(vi)         advise, assist, encourage or direct any Person to do, or to advise, assist, encourage or direct any other Person to do, any of the foregoing;

(vii)        take any action that would, in effect, require the Company, the Buyer or their respective Affiliates to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 4.5;

(viii)       enter into any discussions, negotiations, arrangements or understandings with any third party (including security holders of the Company) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party with respect to any securities of the Company or otherwise in connection with any of the foregoing;

(ix)          request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 4.5; or

(x)           contest the validity of this Section 4.5 or make, initiate, take or participate in any demand, Action or proposal to amend, waive or terminate any provision of this Section 4.5;

(b)           Notwithstanding the foregoing:

(i)            nothing in this Section 4.5 shall limit (A) the Buyer from making a confidential proposal to the Board so long as any such proposal is made and submitted by the Buyer on a non-publicly disclosed or announced basis (and would not require public disclosure by any Person) (each, a “Confidential Proposal”), (B) the Buyer’s (or its Affiliates’) ability to exercise their voting rights with respect to their shares of Prohibited Stock or Common Stock (subject to Section 4.13), convert shares of Series A Preferred Stock into Common Stock (subject to the Certificate of Designations), participate in rights offerings made by the Company (subject to Section 4.15), receive any dividends or similar distributions with respect to any securities of the Company or effect an adjustment to the Conversion Rate pursuant to the Certificate of Designations or (C) the ability of the Buyer Director to vote at meetings of the Board or otherwise exercise his or her legal duties to the Company as a member of the Board or otherwise act in his or her capacity as a member of the Board; and

(ii)           this Section 4.5 shall be inoperative and of no force and effect if any other Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) shall (A) enter into an agreement with the Company providing for the acquisition of or (B) make a bona fide offer, through a public announcement, to acquire (in each case, whether by tender offer, exchange offer, merger, acquisition, consolidation or otherwise) (x) more than 50% of the outstanding voting securities of the Company or (y) assets representing more than 50% of the Company’s reported assets (as determined using the asset value of the most recent balance sheet included in the SEC Documents).

Section 4.6            Transfer Restrictions.

(a)           Except as otherwise permitted in this Agreement, following the Closing and until the twelve (12)-month anniversary of the Closing Date, the Buyer and its Affiliates will not (i) Transfer any shares of Series A Preferred Stock (or any Common Stock issued upon conversion of such Series A Preferred Stock) that is beneficially owned by the Buyer or its Affiliates (the “Prohibited Stock”) or (ii) make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Prohibited Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Prohibited Stock (it being understood that such hedging transactions and put equivalent positions shall be permitted with respect to any Common Stock that is not Prohibited Stock).

(b)           Notwithstanding Section 4.6(a), the Buyer shall be permitted to Transfer any portion or all of the Prohibited Stock at any time under the following circumstances:

(i)            Transfers to any Affiliates of the Buyer, but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Prohibited Stock so Transferred back to the transferor at or before such time as the transferee ceases to be an Affiliate of the transferor.

(ii)           Transfers pursuant to a merger, tender offer, exchange offer or other business combination involving the acquisition of all or substantially all of the equity interests or assets of the Company; or

(iii)          Transfers that have been approved in writing by the Board.

(c)           Except as otherwise permitted in this Agreement, and except for Transfers pursuant to a merger, tender offer, exchange offer or other business combination involving the acquisition of all or substantially all of the equity interests or assets of the Company, the Buyer will not, directly or indirectly, knowingly Transfer any Prohibited Stock to a Prohibited Transferee; provided, that Transfers effected through a national securities exchange or in brokers’ transactions (as defined in Rule 144 promulgated under the Securities Act) shall not be deemed to be Transfers to Prohibited Transferees.

(d)           Any attempted Transfer in violation of this Section 4.6 shall be null and void ab initio.

Section 4.7            Public Disclosure. The Buyer and the Company shall consult with each other before issuing, and shall give each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Transaction Documents or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Order, court process or the rules and regulations of any national securities exchange or national securities quotation system. Notwithstanding the foregoing, this Section 4.7 shall not apply to any press release or other public statement made by the Company or the Buyer (a) which does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of this Agreement, the Transaction Documents or the Transactions.

Section 4.8            Legends.

(i)            All certificates or other instruments representing the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, OWNERSHIP AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF JUNE 22, 2020, COPIES OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE ISSUER, WITHOUT COST.

(ii)           Upon request of the Buyer, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Prohibited Stock to be Transferred in accordance with the terms of this Agreement and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement.

Section 4.9            Tax Matters.

(a)           The Company and any applicable withholding agent shall be entitled to deduct and withhold from any amounts of cash otherwise payable with respect to the Series A Preferred Stock or Common Stock (or other securities) issued upon conversion of the Series A Preferred Stock to the extent required to meet the requirements of applicable Law regarding withholding with respect to the Series A Preferred Stock or Common Stock (or other securities) issued upon conversion of the Series A Preferred Stock (but, for the avoidance of doubt, not from any other amounts payable or distributable to the Buyer or any of its Affiliates), and the Company shall accordingly pay in cash at least such portion of any Initial Dividend (as such term is defined in the Certificate of Designation) as does not exceed the amount of any such withholding tax obligation with respect to such Initial Dividend; provided, however, that, in the event that, as a result of the portion of this sentence preceding this proviso, the Company would pay a portion of an Initial Dividend in cash, the Company shall provide the Buyer with (x) reasonable advance written notice and (y) the opportunity instead for the Buyer or any of its Affiliates to pay to the Company an amount of cash up to the amount of the Company’s relevant withholding tax obligation (and, for the avoidance of doubt, if the Buyer or any of its Affiliates, as applicable, pays any such cash to the Company, then the Company shall pay over such cash to the applicable Governmental Authority in satisfaction of all or a portion of the Company’s withholding tax obligation, such Initial Dividend shall not be reduced on account of any withholding tax obligation up to the amount of such cash so paid by the Buyer or any of its Affiliates and such Initial Dividend shall be payable in cash only to the extent of the excess of the Company’s relevant withholding tax obligation over the amount of cash so paid by the Buyer or any of its Affiliates). Any amounts that are so withheld (or paid by the Buyer or any of its Affiliates to the Company with respect to any withholding tax) shall be timely paid over to the appropriate tax authority. Any amounts that are so withheld and timely paid over to the appropriate tax authority (for the absence of doubt, but not amounts paid by the Buyer or any of its Affiliates to the Company with respect to any withholding tax) shall be treated for all purposes of this Agreement, any Transaction Document and the Company Organizational Documents as having been paid to the Person in respect of which such deduction and withholding was made. The Company shall cooperate in good faith and provide the Buyer (on behalf of the Buyer or any of its Affiliates or any direct or indirect investor in the Buyer or any of its Affiliates) with such assistance as is reasonably requested by the Buyer to eliminate or otherwise minimize the imposition of any withholding Taxes, including the preparation or filing of any Tax Return in connection with the claim of any refund of, or credit for, withholding Taxes. At any time, the Buyer (or any transferee) may deliver to the Company or its paying agent a duly executed copy of Internal Revenue Service (“IRS”) Form W-8IMY, Form W-8BEN-E, Form W-8BEN, Form W-8EXP, Form W-8ECI, or Form W-9 (or, in each case, an applicable successor form) together with all required attachments and other required supporting documentation (the “IRS Forms”) in order to validly establish under U.S. law that all or a portion of any dividend paid to the Buyer or any of its Affiliates is entitled to a reduced rate of (or exemption from) U.S. withholding tax under U.S. federal income tax law or pursuant to the terms of a relevant income tax treaty between the United States and the jurisdiction of the ultimate beneficial owner of all or a portion of the dividend. The Company shall use reasonable best efforts to inform the Buyer (or any transferee) whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect. For the avoidance of doubt, the Company’s right set forth above to deduct and withhold a portion of any payment of cash made to the Buyer extends to its obligations under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (collectively, “FATCA”) and its obligations under Section 3406 of the Code (“Backup Withholding”), and the Company may require documentation from the Buyer as U.S. law requires in order to pay amounts free and clear of FATCA withholding or Backup Withholding (it being agreed and understood by the Company that documentation in the form of the relevant IRS Forms, duly executed and making the relevant representations requested by such forms, permits the Company to pay amounts covered by the IRS Forms free and clear of FATCA withholding or Backup Withholding).

(b)           The Parties shall treat the Series A Preferred Stock as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury regulations issued thereunder (such treatment, the “Tax Treatment”) and agree to take no positions inconsistent with the Tax Treatment on any Tax Return, including on any IRS Form 1099 or IRS Form 1042-S, except to the extent (i) that a change in applicable Law causes the Tax Treatment not to be “more likely than not” to be upheld under applicable Law, or (ii) with respect to any position the Company takes that is inconsistent with the Tax Treatment, the Company pays the Buyer additional amounts such that the Buyer and its Affiliates (and their respective direct and indirect investors) receive the same amount (after Taxes) as they would have received in the absence of such inconsistent position.

(c)            If, at any time during which any Series A Preferred Stock remains outstanding, the Company reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Company shall use commercially reasonable efforts to notify the Buyer in writing of such expected change in tax status before such change in tax status occurs. The Company acknowledges that the Buyer (on behalf of itself or any of its FIRPTA-Sensitive Affiliates) may request, and the Company shall provide within a reasonable period of time but no later than three business days before the date of any disposition of any Series A Preferred Stock or Common Stock, a duly executed statement that is substantially similar in form to the statement attached herein as Exhibit D, which shall confirm that an interest in the Company is not and has not been a United States real property interest (within the meaning of Section 897(c) of the Code and Treasury regulations promulgated in connection therewith) because the Company is not, and was not, a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code and the Treasury regulations promulgated in connection therewith) at any time during the applicable period specified by Section 897(c)(1)(A)(ii) of the Code ending on the date specified in the Buyer’s request. Upon issuance of such statement to the Buyer or any of its FIRPTA-Sensitive Affiliates, the Company acknowledges and agrees to submit a copy of the statement to the IRS, along with a duly executed notice pursuant to Treasury regulations Section 1.897-2(h)(2), which shall be in substantially similar form as the notice attached herein as Exhibit E, and any supplemental statement required pursuant to Treasury regulations Section 1.897-2(h)(5), within 30 days after providing the statement to the Buyer or its FIRPTA-Sensitive Affiliate. “FIRPTA-Sensitive Affiliate” shall mean any Affiliate of the Buyer unless Section 897(c)(3) of the Code and Treasury regulations promulgated in connection therewith provide that the shares of Series A Preferred Stock and Common Stock, if any, held by such Affiliate, are not United States real property interests within the meaning of Section 897(c) of the Code and the Treasury regulations promulgated in connection therewith with respect to such Affiliate and its direct or indirect owners.

(d)           The Company shall pay any and all stock transfer, documentary, sales and use, registration, recording, stamp and similar Tax (“Transfer Tax”) due on (i) the issue or delivery of the Series A Preferred Stock (including any Series A Preferred Stock paid as a distribution) and (ii) the issue or delivery of shares of Common Stock or other securities upon conversion of the Series A Preferred Stock. However, the Company shall not be required to pay any Transfer Tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock upon conversion of the Series A Preferred Stock to a beneficial owner other than the beneficial owner of such Series A Preferred Stock immediately prior to such conversion, and the person otherwise entitled to such issuance or delivery of shares of Common Stock upon conversion of the Series A Preferred Stock shall provide the Company with reasonable evidence that such Transfer Tax has been paid or is not payable.

Section 4.10          Election of Director.

(a)           Effective immediately following the Closing, the Company shall increase the size of the Board in order to elect or appoint the Buyer Designee to the Board to serve in the class of directors that are to be elected at the third annual meeting of the Company’s stockholders following the Closing Date and to serve for a term expiring at such meeting and until his or her successor is duly elected and qualified. The Buyer Designee shall not be entitled to serve on any committee of the Board.

(b)           Upon the occurrence of the Buyer Board Seat Fall-Away, the Buyer shall cause the Buyer Director to, and the Buyer Director shall, immediately resign from the Board effective as of the date of the Buyer Board Seat Fall-Away, and the Buyer shall no longer have any rights under this Section 4.10.

(c)           Following the Closing and until the occurrence of the Buyer Board Seat Fall-Away, at any annual meeting of the Company’s stockholders at which the term of the Buyer Director shall expire, the Buyer shall have the right to designate a Buyer Designee for election to the Board at such annual meeting. The Company shall include the Buyer Designee designated by the Buyer in the Company’s slate of nominees for the applicable annual meeting of the Company’s stockholders and shall recommend that the holders of Common Stock vote in favor of such Buyer Designee’s election and shall support the Buyer Designee in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate (it being understood that the Buyer shall not be required to submit its nomination of the Buyer Designee in accordance with the time periods set forth in Section 3(a)(2) of the Bylaws). Without the prior written consent of the Buyer, so long as the Buyer is entitled to designate a Buyer Designee for election to the Board in accordance with this Section 4.10, the Board shall not remove the Buyer Director from his or her directorship (except as required by Law, the Certificate of Designations or the Company Organizational Documents).

(d)           In the event of the death, disability, resignation or removal of the Buyer Director as a member of the Board (other than resignation pursuant to Section 4.10(b)), the Buyer, if so entitled to nominate a director pursuant to this Section 4.10, may designate a Buyer Designee to replace such Buyer Director and the Company shall fill such resulting vacancy with such Buyer Designee.

(e)           The Company’s obligations to nominate, appoint, elect, recommend to stockholders, support and fill any vacancy with the Buyer Designee pursuant to this Section 4.10 shall be subject to such Buyer Designee’s satisfaction of all objectively determinable and reasonable requirements regarding service as a director of the Company under the Governance Documents, applicable Law and stock exchange rules regarding service as a director of the Company, in each case as applicable and applied to each director of the Company and excluding any aggregate criteria regarding the composition of the Board as a whole (as an example only, requirements for a minimum number of independent directors).

(f)            The Buyer Designee shall not be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any Order prohibiting service as a director of any public company or if serving on the Board is prohibited by applicable Antitrust Law.

(g)           As a condition to the Buyer Designee’s nomination, appointment or election to the Board, the Buyer Designee must provide to the Company (provided that the following requirements shall apply to the Buyer Designee only to extent that they are required of each director of the Company):

(i)            all information requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors, stockholders nominating directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Governance Documents, in each case, relating to the Buyer Designee’s election as a director of the Company;

(ii)           all information requested by the Company in connection with assessing eligibility and other criteria described in Section 4.10(e), in each case, relating to the Buyer Designee’s nomination or election, as applicable, as a director of the Company; and

(iii)          an undertaking in writing by the Buyer Designee:

(A)          to be subject to, bound by and duly comply with the Code of Ethics of the Company;

(B)           to be subject to, bound by and duly comply with the Insider Trading Policy and “Insider Trading Policy” section of the Stock Ownership Policy of the Company (together with the Company Organizational Documents, Corporate Governance Guidelines, Foreign Corrupt Practices Act Policy, Nominating & Corporate Governance Committee charter and the Code of Ethics of the Company, each as in effect on the date of this Agreement and any amendments thereof adopted by the Board following the date of this Agreement that are applicable to all directors of the Company, reasonable and not intended to disproportionately affect the Buyer Designee relative to other directors of the Company, the “Governance Documents”) with respect to any shares of Common Stock owned by such Buyer Designee in his or her individual capacity; and

(C)           to waive notice of and recuse himself or herself from any meetings, deliberations or discussion of the Board or any committee thereof regarding this Agreement, any Transaction Document, the Transactions or any other transactions involving the Buyer or any of its Affiliates; and

(D)           to immediately resign from the Board upon the occurrence of the Buyer Board Seat Fall-Away, effective as of the date of the Buyer Board Seat Fall-Away.

(h)           The Company shall indemnify the Buyer Director and provide the Buyer Director with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Organizational Documents, the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”) or otherwise. The Company acknowledges and agrees that it (i) is the indemnitor of first resort (i.e., its obligations to the Buyer Director are primary and any obligation of the Buyer or its Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Buyer Director are secondary) and (ii) shall be required to advance the amount of expenses incurred by the Buyer Director and shall be liable for the amount of all expenses and liabilities incurred by the Buyer Director, in each case to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Organizational Documents, the DGCL or otherwise, without regard to any rights the Buyer Director may have against the Buyer or its Affiliates.

(i)            Prior to the Buyer Board Seat Fall-Away, the Company shall not decrease the size of the Board without the consent of Buyer if such decrease would require the resignation of the Buyer Director.

(j)            The parties hereto agree that the Buyer Director shall not be entitled to compensation (in cash, equity or otherwise), but shall be entitled to reimbursement from the Company for the out-of-pocket fees or expenses incurred (other than in connection with international flights), in a manner consistent with the Company’s practices with respect to expense reimbursement for other members of the Board, in connection with his or her service as a director of the Board.

Section 4.11      Information Rights. Following the Closing and until the occurrence of the Buyer Board Seat Fall-Away, in order to facilitate the Buyer’s compliance with legal and regulatory requirements applicable to the beneficial ownership by the Buyer and its Affiliates of equity securities of the Company and oversight of the Buyer’s investment in the Company, the Company agrees to provide the Buyer with reasonable access, to the extent reasonably requested by the Buyer, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Buyer may reasonably request, provided that (a) the Buyer keeps confidential and only uses such Confidential Information in accordance with Section 4.12 and (b) any investigation pursuant to this Section 4.11 shall be conducted in a manner as not to interfere with the conduct of the business of the Company and its Subsidiaries. The Company shall not be required to provide such materials if the Company determines, in its reasonable judgment, that doing so would (i) result in the disclosure of trade secrets or competitively sensitive information to third parties, (ii) violate an applicable Law, an applicable Order, a contract or an obligation of confidentiality owing to a third party, (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege (provided, however, that the Company shall use reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not result in the loss of the ability to assert attorney-client privilege, attorney work product protection or other legal privileges), (iv) be adverse to the interests of the Company or any of its Subsidiaries in any pending Action or any Action that has been threatened in writing or (v) expose the Company or its Subsidiaries to risk of liability for disclosure of sensitive or personal information; provided, that the Company shall use its commercially reasonable efforts to disclose such information in a manner and to an extent that would not violate the foregoing. Notwithstanding anything to the contrary in this Section 4.11, the Company shall not be deemed to have breached this Section 4.11 if the Company cannot provide to the Buyer access to any offices or properties of the Company or any of its Subsidiaries as a result of COVID-19 or the COVID-19 Measures. Notwithstanding anything to the contrary contained herein, (x) neither the Company nor any of its Subsidiaries will be required to provide any information or material that relate to, contain or reflect any analyses, studies, notes, memoranda and other information related to or prepared in connection with this Agreement, any Transaction Document, the Transactions or any matters relating thereto or any transactions with or matters relating to the Buyer or any of its Affiliates and (y) the Buyer Director shall be permitted to provide information and material about the Company and its Subsidiaries, including with respect to its and their affairs, finances and accounts, to Buyer, provided that no such information or material include any information that the Company, in its reasonable judgment, has determined to be and has identified to the Buyer Director as competitively sensitive information.

Section 4.12      Confidentiality.

(a)            Following the Closing and until twelve (12)-month anniversary of the Buyer Board Seat Fall-Away, the Buyer shall not, and shall cause its Representatives not to, disclose any Confidential Information to any person other than the Buyer and its Representatives and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Buyer’s investment in the Company made pursuant to this Agreement. Notwithstanding the foregoing, the Buyer and its Representatives may disclose Confidential Information in order to comply with applicable Law to the extent the Buyer or its Representatives (as applicable) is advised by its legal counsel that it is required to make such disclosure in order to comply with Law, provided that the requirement to make the disclosure does not arise from the Buyer’s or any of its Representatives’ breach of this Section 4.12. To the extent practical and legally permissible, the Buyer shall, and shall direct its Representatives to, notify the Company of its intention to make such disclosure and provide a list of the Confidential Information that it or its Representatives (as applicable) intends to disclose prior to making such disclosure. The Buyer agrees to reasonably cooperate, and to direct its Representatives to cooperate, with the Company so that the Company may seek, at its sole cost and expense, an appropriate protective order or other remedy. In the event that such a protective order or other remedy is not obtained, the Buyer or its Representatives (as applicable) (i) will furnish only that portion of the Confidential Information that, on the advice of its legal counsel, is required by applicable Law to be disclosed and (ii) will use its reasonable best efforts to obtain reasonable assurance that confidential treatment will be accorded to such information. Notwithstanding anything to the contrary contained in this Agreement, the third, fourth and fifth sentences of this Section 4.12 shall not apply to disclosures made (A) in response to a formal request by a regulatory or self-regulatory authority or (B) in connection with a routine audit or examination by an auditor or examiner, provided that, in each case, such request, audit or examination does not specifically reference the Company or this Agreement or the Transaction Documents.

(b)            The Company acknowledges that the Buyer, as a private equity investor, considers, makes and has made investments in a variety of markets and the participation in a potential transaction relating to the Company may enhance the Buyer’s understanding of the markets in which the Buyer or its Affiliates may now, or in the future, invest and that such further understanding will not in and of itself, be considered a violation of this Agreement. Further, nothing in this Agreement (nor the disclosure of the Confidential Information to the Buyer) shall prevent the Buyer or its Affiliates from evaluating or consummating possible investments in companies or undertakings whose businesses may be similar to or competitive with the business of the Company (and the Company shall not seek to restrict or prevent the Buyer or its Affiliates from undertaking any such evaluation or consummation other than as set forth in this Agreement) to the extent the Buyer does not use the Confidential Information in violation of this Agreement in such evaluation or consummation.

Section 4.13      Voting.

(a)            Following the Closing and until the occurrence of the Buyer Board Seat Fall-Away, the Buyer shall, and shall cause its Affiliates to, take such action as may be required so that all of the shares of Series A Preferred Stock or Common Stock beneficially owned, directly or indirectly, by the Buyer and its Affiliates and entitled to vote are voted or consented to in connection with any action by written consent in lieu of a meeting (i) in favor of each director nominated and recommended by the Board (or a duly authorized committee thereof) for election at any such meeting or through any such written consent and (ii) against any stockholder nominations for directors that are not approved and recommended by the Board (or a duly authorized committee thereof) for election at any such meeting or through any such written consent.

(b)            Following the Closing and until the occurrence of the Buyer Board Seat Fall-Away, the Buyer shall, and shall (to the extent necessary to comply with this Section 4.13) cause its Affiliates to, be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of Series A Preferred Stock, Common Stock or other voting securities beneficially owned by the Buyer or its Affiliates may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 4.13(a) at such meetings (including at any adjournments or postponements thereof).

Section 4.14      NYSE Listing of Shares. Prior to the Closing, the Company shall cause the aggregate number of Conversion Shares to be approved for listing on the NYSE, subject to official notice of issuance. From time to time following the Closing, the Company shall apply to cause the number of shares of Common Stock issuable upon conversion of the then outstanding shares of Series A Preferred Stock to be approved for listing on the NYSE.

Section 4.15      Participation Rights.

(a)          For the purposes of this Section 4.15, “Excluded Issuance” shall mean (i) shares of equity securities issued by the Company as a stock dividend payable in shares of equity securities, or upon any subdivision or split-up of the outstanding shares of capital stock, (ii) the issuance of shares of any equity securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company as approved by the Board, (iii) the issuance of shares of any equity securities pursuant to the Company Stock Plans, an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan, program or agreement, (iv) the issuance of shares of equity securities as consideration in any “business combination” (as defined in the rules and regulations promulgated by the SEC) or as consideration in bona fide acquisitions of securities or substantially all of the equity securities or assets of another Person, business unit, division or business, (v) securities issued pursuant to the conversion, exercise or exchange of Series A Preferred Stock, (vi) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company or (vii) securities of a joint venture (provided that no Affiliate (other than any Subsidiary of the Company) of the Company acquires any interest in such securities in connection with such issuance).

(b)          From the Closing and until the occurrence of the Buyer Board Seat Fall-Away, if the Company proposes to issue equity securities of any kind (the term “equity securities” shall include for these purposes Common Stock, Preferred Stock and any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Common Stock, Preferred Stock or any other class of capital stock of the Company), other than in an Excluded Issuance, then the Company shall:

(i)            give written notice to the Buyer (no less than five (5) Business Days prior to the closing of such issuance (or, in the case of a registered public offering, at least two (2) Business Days prior to the commencement of such registered public offering) or, if the Company reasonably expects such issuance to be completed in less than five (5) Business Days, such shorter period, which shall be as long as commercially practicable setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; and (C) the amount of such securities proposed to be issued; and

(ii)            offer to issue and sell to the Buyer, on such terms as the Proposed Securities are issued and upon full payment by the Buyer, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Series A Preferred Stock (on an as-converted basis) and/or shares of Common Stock that were issued upon conversion of shares of Series A Preferred Stock then beneficially owned by the Buyer by (B) the total number of shares of Common Stock and Series A Preferred Stock then outstanding (on an as-converted basis); provided, however, that if (1) any such issuance or sale would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of the NYSE or any other securities exchange or any other applicable Law where the participation of the Buyer in the sale or issuance is the only reason stockholder approval is required and (2) the Board reasonably determines that the delay resulting from obtaining such stockholder approval would be adverse to the Company in a material respect or such delay would be likely to result in terms of such issuance or sale that would be materially less favorable to the Company, then the Company may satisfy its obligations under this Section 4.15 by means of a post-issuance offer in accordance with Section 4.15(e) that provides (x) that such offer (but not the issuance or sale to third parties that gives rise to the offer) is conditioned upon the receipt of such required stockholder approval and (y) that the Company will use its reasonable best efforts to obtain such stockholder approval as promptly as practicable.

(c)            The Buyer (or the Buyer’s designee on behalf of the Buyer) will have the option, exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the equity securities offered to be sold by the Company to the Buyer, which notice must be given within five (5) days after receipt of such notice from the Company (or such shorter period if the notice by the Company was sent in accordance with the preceding paragraph less than five (5) Business Days prior to the proposed issuance date, and in no event less than one (1) Business Day); provided, that the failure of the Buyer to respond within such time period shall be deemed a waiver of the Buyer’s rights under this Section 4.15 with respect to the applicable issuance of equity securities. If the Company offers two (2) or more securities in units to the other participants in the offering, the Buyer must purchase such units as a whole and will not be given the opportunity to purchase only one (1) of the securities making up such unit. The closing of the exercise of such participation right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such participation right; provided, however, that (i) if such closing is prior to the tenth (10th) Business Day following the date on which the Buyer has notified the Company that the Buyer have elected to exercise their participation right, then the Buyer shall purchase the new equity securities within ten (10) Business Days following delivery of notice of exercise by the Buyer and (ii) the closing of any purchase by the Buyer may be extended beyond the closing of the sale of the Proposed Securities giving rise to such participation right to the extent necessary to obtain required approvals from any Governmental Authority. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Buyer has not elected to purchase during the seventy-five (75) days following such expiration on terms and conditions no more favorable in the aggregate to the purchasers thereof than those offered to the Buyer in the notice delivered in accordance with this Section 4.15.

(d)            The election by the Buyer not to exercise its participation rights under this Section 4.15 in any one instance shall not affect its right as to any subsequent proposed issuance.

(e)             Notwithstanding anything in this Section 4.15 to the contrary, the Company will not be deemed to have breached this Section 4.15 if not later than thirty (30) Business Days following the issuance of any Proposed Securities in contravention of this Section 4.15, the Company or the transferee of such Proposed Securities offers to sell a portion of such equity securities or additional equity securities of the type(s) in question to the Buyer so that, taking into account such previously-issued Proposed Securities and any such additional Proposed Securities, the Buyer will have had the right to purchase or subscribe for Proposed Securities in a manner consistent with the terms provided for in Section 4.15(b) and Section 4.15(c).

(f)              In the case of an issuance subject to this Section 4.15 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board.

Section 4.16      Non-Solicitation. (a) The Buyer agrees that following the Closing and until twelve (12)-month anniversary of the Closing Date, the Buyer and its Affiliates will not, directly or indirectly, solicit for employment or employ any director, officer or senior management level employee who is now employed by the Company or any of its Affiliates who comes in contact with or first becomes known to the Buyer or any of its Affiliates in connection with the Transactions, other than a person who (A) has not been an employee of the Company or any of its Affiliates for at least ninety (90) days prior to such solicitation or hiring, (B) responds to general solicitations of employment not specifically directed toward employees of the Company (including by a recruiter or search firm) or (C) has contacted the Company seeking employment with the Buyer or its Affiliates on his or her own initiative without any direct or indirect solicitation by or on behalf of the Buyer or its Affiliates.

ARTICLE V

CONDITIONS to closing

Section 5.1      Conditions to the Obligations of the Company and the Buyer. The obligation of each of the Company and the Buyer to consummate the Transactions is subject to the satisfaction or waiver in writing by the Company and the Buyer at or prior to the Closing of the following conditions:

(a)            The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been earlier terminated.

(b)            No court of competent jurisdiction shall have enacted, enforced, entered, issued or promulgated any Order after the date of this Agreement that is in effect and has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions.

Section 5.2      Conditions to the Obligation of the Company. The obligation of the Company to consummate the Transactions is also subject to the satisfaction (or waiver in writing by the Company) at or prior to the Closing of the following conditions:

(a)            The representations and warranties of the Buyer set forth in this Agreement shall be true and correct (without giving effect to any materiality qualifiers, including “Buyer Material Adverse Effect”) as of the date of this Agreement and as of the Closing as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have a Buyer Material Adverse Effect.

(b)            The Buyer shall have performed and complied in all material respects with the covenants required to be performed by it under this Agreement on or prior to the Closing Date.

(c)            The Company shall have received a certificate, signed on behalf of the Buyer by a duly authorized representative of the Buyer (solely in his or her capacity as such and not in his or her personal capacity, and without personal liability), certifying that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been satisfied.

Section 5.3      Conditions to the Obligation of the Buyer. The obligation of the Buyer to consummate the Transactions is also subject to the satisfaction (or waiver in writing by the Buyer) at or prior to the Closing of the following conditions:

(a)            The representations and warranties of the Company (i) set forth in Section 3.1(a), Section 3.2, Section 3.3, Section 3.7, Section 3.11, Section 3.15(b) and Section 3.18 (the “Fundamental Representations”) shall be true and correct in all respects, except for any breaches or inaccuracies thereof that are de minimis in nature and effect, as of the date of this Agreement and as of the Closing as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in Section 3.10 shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made on and as of such date and time and (iii) set forth in this Agreement, other than the representations and warranties specified in clauses (i) and (ii), shall be true and correct (without giving effect to any materiality qualifiers therein, including “Material Adverse Effect”) as of the date of this Agreement and as of the Closing as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect.

(b)            The Company shall have performed and complied in all material respects with the covenants required to be performed by it under this Agreement on or prior to the Closing Date.

(c)            The Buyer shall have received a certificate, signed on behalf of the Company by a duly authorized representative of the Company (solely in his or her capacity as such and not in his or her personal capacity, and without personal liability), certifying that the conditions set forth in Section 5.3(a) and Section 5.3(b) have been satisfied.

ARTICLE VI

TERMINATION; SURVIVAL

Section 6.1      Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by written agreement of the Buyer and the Company;

(b)          by either Buyer or the Company, by giving written notice of such termination to the other Party, if

(i)            the Closing shall not have occurred on or prior to September 30, 2020 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to have occurred on or prior to the Outside Date; or

(ii)            any Order entered after the date of this Agreement permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions shall become final and non-appealable.

(c)            by the Company if the Buyer shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or any of its representations and warranties shall have become untrue after the date of this Agreement, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 5.1 or Section 5.2 and (ii) is not curable or, if curable, is not cured within the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Buyer and (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 6.1(c) if the Company is then in material breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 5.1 or Section 5.3.

(d)            by the Buyer if the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or any of its representations and warranties shall have become untrue after the date of this Agreement, which breach or failure to perform or be true (i) would give rise to the failure of a condition set forth in Section 5.1 or Section 5.3, respectively and (ii) is not curable or, if curable, is not cured within the earlier of (A) thirty (30) days after written notice thereof is given by Buyer to the Company and (B) the Outside Date; provided, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 6.1(d) if Buyer is then in material breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 5.1 or Section 5.2.

Section 6.2      Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this ARTICLE VI, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or of any of its Representatives or Affiliates); provided, however, that (a) no such termination shall relieve any Party of any liability or damages to the other Party resulting from any willful and material breach of this Agreement or from Fraud and (b) the provisions set forth in this Section 6.2, Section 4.12 and ARTICLE VII shall survive the termination of this Agreement.

Section 6.3      Survival. The Fundamental Representations shall survive the Closing indefinitely and the other representations and warranties of the Parties set forth in this Agreement and in any document delivered in connection herewith shall not survive the Closing. All of the covenants or other agreements of the Parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the Party entitled to such performance.

Section 6.4      Limitation on Damages. Notwithstanding any other provision of this Agreement to the contrary, no party hereto shall have any liability to the other for any breach of any representation or warranty hereunder or any covenant or agreement hereunder that is to be performed at or prior to the Closing in excess of the Purchase Price. No party shall be liable for any speculative, special, consequential or punitive damages with respect to this Agreement. Nothing in this Section 6.4 will limit the rights or obligations of either party under Section 7.1(d).

ARTICLE VII
MISCELLANEOUS

Section 7.1      Governing Law and Venue; Jury Trial; Specific Performance.

(a)            This Agreement, and all Actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement or the Transaction Documents, or the negotiation, execution or performance of this Agreement or the Transaction Documents, shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without giving effect to applicable principles of conflicts of Law to the extent that the application of the laws of another jurisdiction (whether of the State of Delaware or any other jurisdiction) would be required thereby.

(b)            Each Party agrees that it shall bring any Action in respect of any claim based upon, arising out of or relating to this Agreement or any Transaction Document or the transactions contemplated hereby or thereby exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) (the “Chosen Courts”) and solely in connection with claims arising under or relating to this Agreement or any of the Transaction Documents (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to the laying of venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 7.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. Each Party irrevocably designates C.T. Corporation as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such Action and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it in the Chosen Courts and each Party stipulates that such consent and appointment is irrevocable and coupled with an interest.

(c)            EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.1(c).

(d)            Irreparable damage would occur in the event that any covenant herein were not to be performed in accordance with its terms. Accordingly, each Party shall be entitled to seek one or more injunctions to prevent any breach of covenant and to enforce specifically this Agreement in the Chosen Courts, in addition to any other remedy to which such Party may be entitled at law or in equity.

Section 7.2      Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

Section 7.3      Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 7.4      Severability. If any provision of this Agreement is prohibited by Law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 7.5      Entire Agreement; Amendment and Waiver.

(a)            This Agreement, the Transaction Documents and the Confidentiality Agreement, dated as of June 9, 2020, by and between the Company and Investindustrial Investment Holding SARL (the “June 9 Confidentiality Agreement”), and the Confidentiality Agreement, dated as of February 18, 2019, by and between the Company and International Design Holding S.à r.l (the “February 18 Confidentiality Agreement”), supersede all other prior or contemporaneous negotiations, writings and understandings, both written and oral, between or among the Buyer, the Company, their respected Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Transaction Documents, June 9 Confidentiality Agreement and the February 18 Confidentiality Agreement constitute the full and entire understanding and agreement of the Parties with respect to the matters covered herein and therein. Without limiting the foregoing, the June 9 Confidentiality Agreement shall be terminated upon the Closing.

(b)            Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both the Buyer and the Company, or in the case of a waiver, by the Party granting the waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 7.6      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or the Transaction Documents must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon delivery, when sent by electronic mail; or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:	Knoll, Inc. 1235 Water Street East Greenville, PA 18041 Attention: Michael A. Pollner, SVP, Chief Administrative Officer & General Counsel E-mail: mpollner@knoll.com

with a copy (for informational purposes only) to:	Sullivan & Cromwell LLP 125 Broad St. New York, NY 10004 Attention: Stephen M. Kotran Ari B. Blaut Catherine M. Clarkin E-mail: kotrans@sullcrom.com blauta@sullcrom.com clarkinc@sullcrom.com

If to the Buyer:	Furniture Investments S.à r.l. 23 Avenue Monterey L-2163 Luxembourg
	Attention:	Marco Pierettori
	E-mail:	MPierettori@investindustrial.com

with a copy (for informational purposes only) to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
	Attention:	Mark Gordon
DongJu Song
	E-mail:	MGordon@wlrk.com
DSong@wlrk.com

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other Party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s e-mail containing the time, date, and recipient e-mail address or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

Section 7.7      Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party; provided, that the Buyer may assign this Agreement and any rights or obligations hereunder, in whole or in part, to any Affiliate; provided, further, that (a) such Affiliate agrees in writing prior to such assignment for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement; (b) no such assignment will relieve the Buyer or any of its Affiliates of its obligations hereunder prior to the Closing; and (c) the Buyer shall not be permitted to assign any of its obligations hereunder (i) with the primary intent of avoiding, circumventing or eliminating the Buyer’s or any of its Affiliates’ obligations hereunder or (ii) if such assignment would adversely affect the ability of the Parties to obtain any approvals under the Antitrust Laws in connection with the consummation of the Transactions or would otherwise violate applicable Antitrust Laws.

Section 7.8      No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the Parties and their respective successors, heirs and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 7.9      Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 7.10      Fees and Expenses. Except as otherwise set forth in this Agreement or any of the Transaction Documents, each Party shall bear its own fees and expenses in connection with the evaluation, negotiation and consummation of the Transactions.

Section 7.11      Interpretation.

(a)            When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.

(b)            Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)            The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement.

(d)            Unless otherwise specified in this Agreement, the term “dollars” and the symbol “$” mean U.S. dollars for purposes of this Agreement and all amounts in this Agreement shall be paid in U.S. dollars.

(e)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(f)            Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

(g)            Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Investment Agreement to be duly executed as of the date first written above.

KNOLL, INC.

By:	/s/ Andrew B. Cogan
	Name:	Andrew B. Cogan
	Title:	Chairman and CEO

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Investment Agreement to be duly executed as of the date first written above.

FURNITURE INVESTMENTS S.À R.L.

By:	/s/ A. Derrouiche
	Name:	A. Derrouiche
	Title:	Director

[Signature Page to Investment Agreement]

EXHIBIT A

DEFINITIONS

1.            As used in this Agreement, the following terms have the meanings specified in this Exhibit A.

“50% Beneficial Ownership Requirement” means, as of any date of determination, that the Buyer and its Affiliates continue to beneficially own shares of Common Stock, shares of Series A Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series A Preferred Stock that represent, on an as-converted basis, at least 50% of the total number of shares of Common Stock represented by the Series A Preferred Stock issued at the Closing, on an as-converted basis.

“Action” means any civil, criminal or administrative action, suit, demand, claim, complaint, litigation, investigation, review, audit, formal proceeding, arbitration, hearing or other similar dispute.

“Activist Shareholder” means, as of any date of determination, any Person identified on the most recently available “SharkWatch 50” list (or, if “SharkWatch 50” is no longer available, then the prevailing comparable list as reasonably determined by the Company), or any Person who is an Affiliate of such Person.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, “Affiliates” shall not include, and no provision of this Agreement shall be applicable to, the direct or indirect portfolio companies of investment funds advised or managed by the Buyer or its Affiliates (“Portfolio Companies”). The Company acknowledges that the Buyer’s employees, directors or partners of its Affiliates may also serve as directors of its Portfolio Companies and that such Portfolio Companies will not be deemed to be Affiliates solely due to the dual role of any such employee, director or partner.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the HSR Act and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“as-converted basis” means (a) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock (at the conversion rate in effect on such date as set forth in the Certificate of Designations) are assumed to be outstanding as of such date and (b) with respect to any outstanding shares of Series A Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock on such date (at the conversion rate in effect on such date as set forth in the Certificate of Designations).

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.

“Buyer Board Seat Fall-Away” means the earlier of (a) the first day on which the 50% Beneficial Ownership Requirement is not satisfied, (b) the irrevocable waiver by Buyer of its rights under Section 4.10 or amendment of this Agreement to eliminate the Buyer’s rights under Section 4.10.

“Buyer Designee” means an individual designated in writing by the Buyer to be nominated by the Company for election to the Board.

“Buyer Director” means a member of the Board who was elected to the Board as a Buyer Designee.

“Buyer Material Adverse Effect” means any change, development, circumstance, fact or effect that would prevent, materially delay or materially impair (a) the consummation by the Buyer of any of the Transactions on a timely basis in accordance with the terms of this Agreement or (b) the compliance by the Buyer with its obligations under this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

“Company Restricted Shares” means a share of Common Stock that is subject to forfeiture conditions.

“Company RSU” means a restricted stock unit of the Company subject to either performance-based vesting conditions or a market based vesting condition related to relative total stockholder return.

“Company Stock Option” means an option to purchase shares of Common Stock.

“Company Stock Plans” means the Company’s Amended and Restated Company’s 2018 Stock Incentive Plan, Amended and Restated 2013 Stock Incentive Plan, Amended and Restated 2010 Stock Incentive Plan and Amended and Restated Non-Employee Director Compensation Plan.

“Confidential Information” means all information (in any form) relating to the Company or its Affiliates that the Company or its Representatives made available to the Buyer or its Representatives, together with any written or electronic materials prepared by or on behalf of the Buyer or its Representatives to the extent that they contain or are based in whole or in part upon or generated from such information. Confidential Information does not include information that: (a) at the time of disclosure to the Buyer or its Representatives is or thereafter becomes generally available to the public other than as a result of a breach of Section 4.12 by the Buyer or its Representatives; (b) is or has previously been disclosed to the Buyer or its Representatives on a non-confidential basis by a third party, provided that such third party did not breach an obligation of confidentiality to the Company that was known by the Buyer; or (c) was independently developed by the Buyer or its Representatives without violating any of its obligations under this Agreement.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of January 23, 2018, as amended, restated, supplemented or otherwise modified from time to time, by and among the Company, certain subsidiaries of the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Sole Bookrunner, and certain other lenders and the other lenders party thereto.

“Equity Commitment Letter” means that certain Equity Commitment Letter by and between Investindustrial Advisors Limited, with registered office at 16 Palace Street, London, SW1E 5JD, England, company No. 01316019, acting as investment manager of Fund VII, and the Buyer, dated as of the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fraud” means actual fraud in the making of the Buyer’s representations and warranties set forth in ARTICLE II or the Company’s representations and warranties set forth in ARTICLE III, as applicable, and for the avoidance of doubt, does not include constructive fraud or other claims based on constructive knowledge, negligent misrepresentation, recklessness or similar theories.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“knowledge” of the Company means, without any duty of investigation or inquiry, the collective actual knowledge of Andrew Cogan, Michael Pollner and Charles Rayfield.

“Laws” mean all state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority, including any rules of any stock exchange or other self-regulatory organization.

“Lien” means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, lien (statutory or otherwise), defect of title, adverse right or claim, or encumbrance of any kind, in each case, whether contingent or absolute.

“Material Adverse Effect” means any change, development, circumstance, fact or effect that, individually or in the aggregate, has or would reasonably be expected to (a) have, a material adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries (taken as a whole) or (b) prevent, materially delay or materially impair the consummation by the Company of any of the Transactions on a timely basis in accordance with the terms of this Agreement; provided, however, that none of the following, either alone or in combination, and no change, development, circumstance, fact or effect arising out of, or resulting from, the following shall be deemed to constitute or be taken into account in determining whether a Material Adverse Effect pursuant only to clause (a) above is occurring, has occurred or would reasonably be expected to occur:

(i)            changes, developments, circumstances or facts in or with respect to the economy, credit, capital, securities or financial markets or political or regulatory conditions in the geographic markets in which the Company or any of its Subsidiaries operate or its products or services are sold, including with respect to interest rates or exchange rates for currencies;

(ii)            changes, developments, circumstances, facts or effects that are the result of factors generally affecting the industries in which the Company and its Subsidiaries operate;

(iii)           any loss of, or adverse change, development, circumstance or fact in or with respect to, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with customers, Governmental Authorities, employees, labor unions, labor organizations, works councils or similar organizations, suppliers, distributors, financing sources, partners or similar relationship or any resulting change, development, circumstance, fact or effect directly and proximately caused by the entry into, announcement, pendency or performance of this Agreement and the Transactions, or from the identity of, any facts or circumstances relating to Buyer or any of its Affiliates or Portfolio Companies;

(iv)            changes or prospective changes in or with respect to applicable accounting standards, including GAAP or in any Law of general applicability or in the interpretation or enforcement thereof, after the date of this Agreement;

(v)             any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings; provided that any change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a Material Adverse Effect is occurring, occurred or would reasonably be expected to occur;

(vi)            any change or prospective change in the Company’s credit ratings; provided that any change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such change may be taken into account in determining whether a Material Adverse Effect is occurring, occurred or would reasonably be expected to occur;

(vii)            any decline in the market price, or change in trading volume, of the capital stock of the Company; provided that any change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such decline may be taken into account in determining whether a Material Adverse Effect is occurring, occurred or would reasonably be expected to occur;

(viii)            any change, development or effect resulting from (i) acts of war (whether or not declared), civil disobedience, sabotage, terrorism or military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors, (ii) any weather or natural disaster, (iii) any epidemic, pandemics or disease outbreaks (including COVID-19) or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations or any other public health event, whether or not caused by any Person (such events described in clause (h), “Emergencies”);

(ix)               any actions taken or not taken by the Company or any of its Subsidiaries as required by this Agreement or with Buyer’s prior written consent or at Buyer’s written request;

(x)                any matter that is set forth under the heading “Definition of Material Adverse Effect” in the Company Disclosure Letter;

provided, further, that, with respect to clauses (i), (ii), (iii) and (viii) of this definition, such changes, developments or effects shall be taken into account in determining whether a “Material Adverse Effect” is occurring, occurred or would reasonably be expected to occur to the extent it disproportionately and adversely affects the Company and its Subsidiaries (taken as a whole) relative to other furniture companies of similar size operating in the geographic markets in which the Company or any of its Subsidiaries has operations or its products or services are sold (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect).

“Permitted Liens” means the following Liens: (a) Liens for current Taxes, assessments or other governmental charges not yet due and payable, or that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been established in the financial statements in accordance with GAAP; (b) mechanics’, materialmens’, carriers’, workmen’s, repairmen’s or other like common law, statutory or consensual Liens arising or incurred in the ordinary course of business; (c) with respect to leasehold interests, mortgages and other Liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of any real property leased by the Company or any of its Subsidiaries; (d) zoning, building, subdivision or other similar requirements or restrictions, none of which interfere with the present use of the property; (e) Liens, charges, fees or assessments for business parks, industrial parks or other similar organizations not yet due or delinquent; (f) other Liens that do not, individually or in the aggregate, materially impair the present use and operation of the specific parcel of the real property owned by the Company or any of its Subsidiaries to which they relate; (g) Liens in favor of banking or other financial institutions arising as a matter of Law encumbering deposits or other funds maintained with a financial institution and not incurred in connection with the borrowing of money by the Company and its Subsidiaries; (h) easements, quasi-easements, licenses, covenants, rights of way, rights of re-entry, gaps or other imperfections or defects in title or chain of title or other similar matters, restrictions or exclusion, none of which interfere with the present use of the property; (i) any Liens that will be terminated at or prior to the Closing; (j) Liens in favor of the Company’s lender pursuant to the Credit Agreement; and (k) Liens incurred in the ordinary course of business since the Balance Sheet Date that are not, in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Authority or any department or agency thereof.

“Prohibited Transferee” means (a) any company listed as a competitor in the Company’s Annual Report on Form 10-K, which list shall be deemed automatically updated from time to time following the date hereof to add additional Persons that the Company names as competitors of the Company in its Annual Report on Form 10-K, and (b) any Activist Shareholder.

“Representatives” means, with respect to any Person, its directors, officers, managers, members, employees, agents and professional advisors (including legal counsel, accountants, consultants and financial advisors).

“SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed and so filed by the Company with the SEC under Sections 12, 13, 14 or 15(d) of the Exchange Act and all exhibits included therein and financial statements (including the consolidated balance sheets and consolidated statements of income, changes in stockholders’ equity (deficit) and cash flows), notes and schedules thereto and documents incorporated by reference therein.

“Subsidiary” means any company, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other entity for which the Company directly or indirectly owns (a) at least 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (b) sufficient voting rights to elect at least a majority of the board of directors or other governing body.

“Tax” or “Taxes” means (i) taxes including all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, escheat, excise, production, value-added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions and (ii) any liability in respect of any items described in clause (i) payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury regulation Section 1.1502-6 (or any similar provision of law) or otherwise.

“Transactions” means the transactions contemplated hereby or under any of the Transaction Documents.

“Transaction Documents” means the Registration Rights Agreement, the Certificate of Designations, the Equity Commitment Letter and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement and the Certificate of Designations.

“Transfer” (or “Transferred”) by any Person means, directly or indirectly, to sell, transfer, assign or otherwise dispose of or transfer (by the operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment or other disposition or transfer (by the operation of law or otherwise), of any shares of equity securities beneficially owned by such Person or of any interest in any shares of equity securities beneficially owned by such Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (a) the conversion of one or more shares of Series A Preferred Stock into shares of Common Stock pursuant to the Certificate of Designations, (b) the redemption or other acquisition of Common Stock or Series A Preferred Stock by the Company or (c) any pledge or security interest in support of bona fide indebtedness and any foreclosure thereon.

2.            In addition to the terms defined in this Exhibit A, the following terms have the meanings assigned thereto in the Agreement in the Sections set forth below:

Term	Section
“Agreement”	Preamble
“Anti-Corruption Laws”	Section 3.17(b)
“Backup Withholding”	Section 4.9(a)
“Balance Sheet Date”	Section 3.9(d)
“Board”	Recitals
“Buyer”	Preamble
“Bylaws”	Section 3.5
“Certificate of Designations”	Recitals
“Certificate of Incorporation”	Section 3.5
“Chosen Courts”	Section 7.1(b)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Common Stock”	Section 3.11(a)
“Company”	Preamble
“Company Disclosure Letter”	ARTICLE III
“Company Financial Statements”	Section 3.9(c)
“Company Organizational Documents”	Section 3.5
“Conversion Shares”	Section 3.11(b)
“DGCL”	Section 4.10(h)
“ERISA”	Section 3.13
“ERISA Documents”	Section 3.13
“FATCA”	Section 4.9(a)
“February 18 Confidentiality Agreement”	Section 7.5(a)

Term	Section
“FIRPTA-Sensitive Affiliate”	Section 4.9(c)
“Fund VII”	Section 2.5
“Fundamental Representations”	Section 5.3(a)
“GAAP”	Section 3.9(c)
“Governance Documents”	Section 4.10(d)
“IRS”	Section 4.9(a)
“June 9 Confidentiality Agreement”	Section 7.5(a)
“NYSE”	Section 2.3
“OFAC”	Section 3.17(d)
“Orders”	Section 3.12
“Outside Date”	Section 6.1(b)(i)
“Parties”	Preamble
“Party”	Preamble
“Preferred Stock”	Section 3.11(a)
“Prohibited Stock”	Section 4.6(a)
“Proposed Securities”	Section 4.15(b)
“Purchase Price”	Section 1.1
“Purchased Shares”	Recitals
“Registration Rights Agreement”	Recitals
“Regulation D”	Recitals
“Sanctions”	Section 3.17(d)
“SEC”	Recitals
“Securities Act”	Recitals
“Series A Preferred Stock”	Recitals
“Tax Treatment”	Section 4.9(b)
“Transfer Tax”	Section 4.9(d)

EXHIBIT B

CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK,

PAR VALUE $1.00,

OF

KNOLL, INC.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), KNOLL, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:

That, the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), authorizes the issuance of 210,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”);

That, subject to the provisions of the Certificate of Incorporation, the board of directors of the Company (the “Board”) is authorized to fix by resolution or resolutions the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, of any series of Preferred Stock, and to fix the number of shares constituting any such series.

That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board, on June 22, 2020, adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Preferred Stock”:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article Fourth of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock included in such series, shall be as follows:

Section 1.      Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 200,000. That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by (a) further resolution duly adopted by the Board, or any duly authorized committee thereof and (b) the filing of an amendment to this certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.

Section 2.      Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a)            on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b)            junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c)            senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).

Section 3.      Definitions. As used herein with respect to Series A Preferred Stock:

“Accrued Dividend Record Date” has the meaning set forth in Section 4(d).

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared, but that have not, as of such date, been paid.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Base Amount” means, with respect to any share of Series A Preferred Stock, as of any date of determination, the sum of (a) the Liquidation Preference and (b) the Accrued Dividends, if any, with respect to such share as of such date.

2

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).

“Base Redemption Price” has the meaning set forth in Section 10(a)(i).

“Board” has the meaning set forth in the recitals above.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.

“Buyer” has the meaning set forth in the Investment Agreement.

“By-Laws” means the Amended and Restated By-Laws of the Company, as amended and as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Cash Dividend” has the meaning set forth in Section 4(c).

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means the occurrence of one of the following:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company, or acquires, directly or indirectly, the power to elect (by contract share ownership or otherwise) a majority of the entire Board, in each case, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the Voting Stock of the surviving Person or its Parent Entity immediately following such transaction and (2) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction;

3

(b)            the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer, lease, distribution or other disposition of all or substantially all of the assets of the Company (determined on a consolidated basis), or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than a transaction following which (1) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, and (2) in the case of a sale, transfer, lease, distribution or other disposition of all or substantially all of the assets of the Company, other than to a Subsidiary or a Person that becomes a Subsidiary of the Company; or

(c)            shares of Common Stock or shares of any other Capital Stock into which the Series A Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above).

“Change of Control Call” has the meaning set forth in Section 9(b).

“Change of Control Effective Date” has the meaning set forth in Section 9(c).

“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Change of Control Price for such share to the Holder thereof or to the Transfer Agent, irrevocably, for the benefit of such Holder.

“Change of Control Put” has the meaning set forth in Section 9(a).

“Change of Control Price” has the meaning set forth in Section 9(a).

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

4

“Common Stock” has the meaning set forth in the recitals above.

“Company” has the meaning set forth in the recitals above.

“Company Redemption Right” has the meaning set forth in Section 10(a)(i).

“Company Stock Plans” has the meaning set forth in the Investment Agreement.

“Constituent Person” has the meaning set forth in Section 12(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 8(a).

“Conversion Notice” has the meaning set forth in Section 8(a)(i).

“Conversion Price” means, for each Series A Preferred Share, a dollar amount equal to $16.7500, subject to adjustment as set forth herein.

“Covered Repurchase” has the meaning set forth in Section 11(a)(iii).

“Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.

“Degressive Issuance” has the meaning set forth in Section 11(a)(vii).

“DGCL” has the meaning set forth in the recitals above.

“Distributed Property” has the meaning set forth in Section 11(a)(iv).

“Distribution Transaction” means any distribution of equity securities of a Subsidiary of the Company to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.

“Dividend Payment Period” means in respect of any share of Series A Preferred Stock, initially, the period from and including the Issuance Date of such share to but excluding the next Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.

5

“Dividend Rate” means 4.5%.

“Dividend Record Date” has the meaning set forth in Section 4(d).

“Dividends” has the meaning set forth in Section 4(a).

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a)          in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for such shares, expressed as an amount per share of Common Stock; and

(b)          in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to:

(i)            the sum, without duplication, of (x) the value of the aggregate consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; divided by

(ii)            the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(c)           for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be included in the aggregate consideration referred to in such clause;

(d)           for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 11(a)(vi) and without affecting any prior adjustments theretofore made to the Conversion Price, an issuance of additional Equity-Linked Securities;

(e)            for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

6

(f)            the “value” of any such consideration will be (i) in the case of a broadly distributed public offering of Common Stock or Equity-Linked Securities registered under the Securities Act or offered pursuant to Rule 144A promulgated thereunder, the fair market value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board (or, in the case of cash denominated in U.S. dollars, the face amount thereof) or (ii) in all other cases, the Fair Market Value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise directly or indirectly acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock, any securities convertible into or exchangeable for any shares of Common Stock, any other derivative securities or contracts or instruments in any way related to the price of shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 12(a).

“Exempt Issuance” means (a) shares of equity securities issued by the Company as a stock dividend payable in shares of equity securities, or upon any subdivision or split-up of the outstanding shares of capital stock that gives rise to a conversion adjustment under Section 11(a)(i), (b) the issuance of shares of any equity securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company as approved by the Board, (c) the issuance of shares of any equity securities pursuant to the Company Stock Plans, an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan, program or agreement, (d) the issuance of shares of equity securities as consideration in any “business combination” (as defined in the rules and regulations promulgated by the Securities and Exchange Commission) or as consideration in bona fide acquisitions of securities or substantially all of the equity securities or assets of another Person, business unit, division or business, (e) securities issued pursuant to the conversion, exercise or exchange of Series A Preferred Stock, (f) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company, or (g) securities of a joint venture (provided that no Affiliate (other than any Subsidiary of the Company) of the Company acquires any interest in such securities in connection with such issuance).

“Expiration Date” has the meaning set forth in Section 11(a)(iii).

“Fair Market Value” means, with respect to (i) cash, the amount of such cash; (ii) any security traded on any national securities exchange, the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the ten (10) Trading Days preceding the date of determination; and (iii) any other security or property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, (A) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $200,000,000, or (B) otherwise using an Independent Financial Advisor to provide a valuation opinion.

7

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of Section 4.6 of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Implied Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (a) the Base Amount of such share on the first day of the applicable Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Issuance Date of such share) multiplied by (b) one fourth of the Dividend Rate.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Company.

“Initial Change of Control Notice” has the meaning set forth in Section 9(c).

“Initial Dividends” means all Dividends the Holders are entitled to receive pursuant to Section 4 with respect to the first eight Dividend Payment Periods following the Original Issuance Date.

“Investment Agreement” means that certain Investment Agreement between the Company and the Buyer dated as of June 22, 2020, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.

“Junior Stock” has the meaning set forth in Section 2(c).

“Laws” mean all state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority.

8

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000 per share.

“Mandatory Conversion” has the meaning set forth in Section 7(a).

“Mandatory Conversion Date” has the meaning set forth in Section 7(a).

“Mandatory Conversion Price” means 175% of the Conversion Price, as adjusted pursuant to the provisions of Section 11(a). The Mandatory Conversion Price shall initially be $29.3125.

“Market Disruption Event” means any of the following events:

(a)           any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) occurring in whole or in part during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b)           any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“Notice of Company Redemption” has the meaning set forth in Section 10(a)(ii).

“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).

“NYSE” means the New York Stock Exchange.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company.

“Original Issuance Date” has the meaning set forth in the Investment Agreement.

“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.

“Parity Stock” has the meaning set forth in Section 2(a).

9

“Participating Dividend” means any cash dividends on shares of Common Stock paid, solely if the aggregate per share dividends paid on shares of Common Stock in any calendar quarter, when declared, exceeds $0.15 per share, as adjusted (i) for any stock split, stock dividend, reverse stock split, reclassification or similar transaction and (ii) consistent with the adjustment of the Conversion Price under Section 11.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“PIK Dividend” has the meaning set forth in Section 4(b).

“PIK Dividend Ratio” has the meaning set forth in Section 4(c).

“Preferred Stock” has the meaning set forth in the recitals above.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for each such share either to the Holder of such share or to the Transfer Agent, irrevocably, for the benefit of such Holder.

“Redemption Price” has the meaning set forth in Section 10(a)(i).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Reorganization Event” has the meaning set forth in Section 12(a).

“Required Number of Shares” has the meaning set forth in Section 9(h).

“Senior Stock” has the meaning set forth in Section 2(b).

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

10

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Trading Period” has the meaning set forth in Section 7(a).

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be Computershare, N.A.

“Trigger Event” has the meaning set forth in Section 11(a)(vii).

“Voting Stock” means (i) with respect to the Company, the Common Stock, the Series A Preferred Stock (subject to the limitations set forth herein) and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “KNL<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

Section 4.      Dividends. (a)  Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).

(b)           Accrual of Dividends. Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by law, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls; provided that if during any Dividend Payment Period any Accrued Dividends in respect of one or more prior Dividend Payment Periods are paid, then after the date of such payment the amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Accrued Dividends) by (y) the actual number of days in such Dividend Payment Period. The amount of Dividends payable with respect to any share of Series A Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.

11

(c)           Payment of Dividend. With respect to any Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, or accrue in lieu of payment, Dividends on each share of Series A Preferred Stock in one or more of the following manners as elected by the Company in its sole discretion: (i) pay in cash (any Dividend or portion of a Dividend paid in cash, a “Cash Dividend”), if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, (ii) as a dividend in kind, additional duly authorized, validly issued and fully paid and nonassessable shares of Series A Preferred Stock (any Dividend or portion of a Dividend paid in the manner provided in this clause, a “PIK Dividend”) having value (as determined in accordance with the immediately following sentence) equal to the amount of Accrued Dividends during such Dividend Payment Period or (iii) through a combination of either of the foregoing; provided that (A) the Company may elect the foregoing clause (ii) only with respect to Initial Dividends, (B) Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward), and (C) if the Company pays a PIK Dividend, no fractional shares of Series A Preferred Stock shall be issued to any Holder (after taking into account all shares of Series A Preferred Stock held by such Holder) and in lieu of any such fractional share, the Company shall pay to such Holder, at the Company’s option, either (1) an amount in cash equal to the applicable fraction of a share of Series A Preferred Stock multiplied by the Base Amount that would have applied in accordance with the following sentence or (2) one additional whole share of Series A Preferred Stock and (D) with respect to any Dividend Payment Date where the Company pays a combination of a PIK Dividend and a Cash Dividend, the proportion of a Dividend paid to any Holder that consists of a PIK Dividend (the “PIK Dividend Ratio”) shall be the same as the PIK Dividend Ratio with respect to each Dividend paid to each other Holder that receives a Dividend on such Dividend Payment Date. In the event that the Company pays a PIK Dividend, each share of Series A Preferred Stock paid in connection therewith shall have a deemed value for such purpose equal to the Base Amount per share of Series A Preferred Stock, and the number of additional shares of Series A Preferred Stock issuable to Holders in connection with the payment of a PIK Dividend will be, with respect to each share of Series A Preferred Stock, and without limiting the proviso above concerning fractional shares, the number (or fraction) obtained from the quotient of (1) the amount of the applicable PIK Dividend per share of Series A Preferred Stock divided by (2) the Base Amount per share of Series A Preferred Stock (excluding the amount of Accrued Dividends during such Dividend Payment Period that are being satisfied by issuance of the PIK Dividend). Each share of Series A Preferred Stock issued in connection with the payment of a PIK Dividend will, upon issuance, be deemed to have an amount of Accrued Dividends and a Base Amount per share equal to the amount of Accrued Dividends and Base Amount, respectively, per share of Series A Preferred Stock in respect of which the PIK Dividend is paid. Accrued Dividends in respect of any prior Dividend Payment Periods may be paid on any date (whether or not such date is a Dividend Payment Date) if, as and when authorized by the Board, or any duly authorized committee thereof as declared by the Company.

12

(d)           Record Date. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for payment of any Accrued Dividends that were not declared and paid on any relevant Dividend Payment Date will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than fifteen (15) days prior to the date on which such Dividends are paid (each, an “Accrued Dividend Record Date”), in each case whether or not such day is a Business Day.

(e)           Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless full Dividends on all outstanding shares of Series A Preferred Stock have been declared and paid or accrued in lieu of payment in accordance with Section 4(c), or have been or contemporaneously are declared and a sum sufficient for the payment of those Dividends has been or is set aside for the benefit of the Holders or there are no Accrued Dividends at such time, the Company may not declare any dividend on, or make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:

(i)            purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of then current or former employees, officers, directors or consultants, including in connection with tax withholding upon vesting or settlement of options;

(ii)           purchases of Junior Stock for an amount no greater than the Fair Market Value thereof using the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii)          as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock that is exchangeable or convertible by the terms of such Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock) pursuant to the terms of the class or series being exchanged or converted;

(iv)          purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(v)           payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;

(vi)          distributions of Junior Stock or rights to purchase Junior Stock;

13

(vii)         any dividend in connection with the implementation of a stockholders’ rights or similar plan, or the redemption or repurchase of any rights under any such plan; or

(viii)        purchases of Parity Stock or Junior Stock pursuant to an agreement existing prior to June 1, 2020, to buy Parity Stock or Junior Stock, or purchases executed through brokers’ transactions on a national securities exchange under a stock repurchase plan approved by the Board.

Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full, or accrued in lieu of payment in accordance with Section 4(c), upon the shares of Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

(f)            Conversion Prior to or Following a Record Date. If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Dividend Record Date or an Accrued Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accrued Dividend Record Date, as applicable, other than through the inclusion of Accrued Dividends as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable. If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Dividend Record Date or an Accrued Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Accrued Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend shall not be included for the purpose of determining the amount of Accrued Dividends under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.

(g)           Participating Dividends. If and to the extent the Company intends to pay any Participating Dividend, then any such Participating Dividend shall be payable to the holders of shares of Common Stock and Series A Preferred Stock on a pari passu, pro rata basis (treating each Holder of shares of Series A Preferred Stock as being the holder of the number of shares of Common Stock into which such Holder’s shares of Series A Preferred Stock would be converted if such shares were converted pursuant to the provisions of Section 6 hereof as of the Record Date for payment of such Participating Dividend); provided that the amount of the Participating Dividend payable to Holders of Series A Preferred Stock per share of as-converted Common Stock shall be equal to the Participating Dividend minus $0.15, as adjusted (i) for any stock split, stock dividend, reverse stock split, reclassification or similar transaction and (ii) consistent with the adjustment of the Conversion Price under Section 11. The record date for payment of any Participating Dividend to Holders of Series A Preferred Stock will be the same date as the Record Date for payment of the dividend or distribution to holders of Common Stock, whether or not such date is a Business Day. The payment date of any dividend or distribution to Holders of Series A Preferred Stock will be the same date on which payment of such dividend or distribution is made to holders of Common Stock.

14

Section 5.      Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the Base Amount with respect to such share of Series A Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b)           Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c)           Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 6.      Right of the Holders to Convert.

(a)           Each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series A Preferred Stock at any time into the number of shares of Common Stock equal to the quotient of (A) the Base Amount with respect to such share of Series A Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h).

15

(b)           The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

Section 7.      Mandatory Conversion by the Company. (a) At any time after the two (2) year anniversary of the Original Issuance Date, if the VWAP per share of Common Stock was greater than the Mandatory Conversion Price for at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days (such thirty (30) consecutive Trading Day period, the “Trading Period”), the Company may elect to convert (a “Mandatory Conversion”) all or any portion of the outstanding shares of Series A Preferred Stock into shares of Common Stock (the date selected by the Company for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding shall be converted into (i) the number of shares of Common Stock equal to the quotient of (A) the Base Amount with respect to such share of Series A Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h).

(b)           Notice of Mandatory Conversion. If the Company elects to effect a Mandatory Conversion, the Company shall, within five (5) Business Days following the completion of the applicable thirty (30) day Trading Period referred to in Section 7(a) above, provide irrevocable and binding notice of the Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). For the avoidance of doubt, a Notice of Mandatory Conversion does not limit a Holder’s right to convert on a Conversion Date prior to the Mandatory Conversion Date. The Mandatory Conversion Date selected by the Company shall be no less than five (5) Business Days and no more than ten (10) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:

(i)            the Mandatory Conversion Date selected by the Company; and

(ii)           the Conversion Price as in effect on the Mandatory Conversion Date, the number of shares Series A Preferred Stock to be converted from such Holder, the number of shares of Common Stock to be issued to such Holder upon conversion of each such share of Series A Preferred Stock and, if applicable, the amount of Accrued Dividends as of the Mandatory Conversion Date.

16

(c)           Partial Mandatory Conversion. In the event that the Mandatory Conversion is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock outstanding at such time, the shares to be converted shall be converted by the Company on a pro rata basis based on the then-outstanding shares of Series A Preferred Stock. If fewer than all the shares of Series A Preferred Stock represented by any certificate are converted, new certificates shall be issued representing the shares of Series A Preferred Stock that remain outstanding without charge to the Holder thereof, to the extent applicable.

Section 8.      Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 8(a):

(i)            in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional on the completion of a Change of Control or other corporate transaction;

(ii)           deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted;

(iii)          if required, furnish appropriate endorsements and transfer documents; and

(iv)          if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 20.

The foregoing clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Common Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 7 (but, for the avoidance of doubt, not to the Mandatory Conversion of the shares of Series A Preferred Stock on the Mandatory Conversion Date). The Holder may, in respect of a Mandatory Conversion, deliver a notice to the Conversion Agent specifying, in respect of the deliverable shares of Common Stock, a delivery method of either book-entry basis, through the facilities of The Depositary Trust Company or certificated form. If no such notice is delivered, the Holder shall be deemed to have chosen delivery by book-entry.

The “Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.

(b)           Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding.

17

(c)           Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and, if applicable, compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter; provided however that, if a written notice from the Holder in accordance with Section 8(a)(i) specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice and no later than the seventh (7th) Business Day thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, by delivering a notice to the Conversion Agent, through the facilities of The Depositary Trust Company or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depositary Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d)           Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

(e)           Partial Conversion. In case any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted.

18

Section 9.      Change of Control. (a) Holder Rights Upon Change of Control. Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock may, at such Holder’s election, require the Company to purchase (a “Change of Control Put”) all or a portion of such Holder’s shares of Series A Preferred Stock that have not been so converted at a purchase price per share of Series A Preferred Stock, payable in cash, equal to the (i) if the Change of Control Effective Date occurs at any time prior to the sixth (6th) anniversary of the Original Issuance Date, the sum of (A) the product of 110% multiplied by the Base Amount of such share of Series A Preferred Stock as of the applicable Change of Control Purchase Date, plus (B) all Dividends that would have accrued on such share pursuant to Section 4(b) from the Change of Control Purchase Date to the sixth (6th) anniversary of the Original Issuance Date, (ii) if the Change of Control Effective Date occurs on or after the sixth (6th) anniversary of the Original Issuance Date and prior to the seventh (7th) anniversary of the Original Issuance Date, the sum of (x) the product of 105% multiplied by the Base Amount of such share of Series A Preferred Stock as of the applicable Change of Control Purchase Date, plus (y) all Dividends that would have accrued on such share pursuant to Section 4(b) from the Change of Control Purchase Date to the seventh (7th) anniversary of the Original Issuance Date, and (iii) if the Change of Control Effective Date occurs on or after the seventh (7th) anniversary of the Original Issuance Date, the Base Amount of such share of Series A Preferred Stock as of the applicable Change of Control Purchase Date (in each case, the “Change of Control Price”); provided that the Company shall only be required to pay the Change of Control Price to the extent such purchase can be made out of funds legally available therefor in accordance with Section 9(h).

(b)           Company Rights Upon Change of Control. Upon the occurrence of a Change of Control, the Company may elect to purchase (a “Change of Control Call”), contingent upon and contemporaneously with the consummation of the Change of Control, but subject to the right of the Holders to convert the Series A Preferred Stock pursuant to Section 6(a) prior to any such redemption, all or a portion of the Series A Preferred Stock that have not been so converted at a purchase price per share of Series A Preferred Stock, payable in cash, equal to the Change of Control Price.

(c)           Initial Change of Control Notice. The Company shall use commercially reasonable efforts on or before the tenth (10th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice (the “Initial Change of Control Notice”) shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed) and whether the Company intends to exercise its Change of Control Call. To the extent the Change of Control Call has not been previously exercised by the Company, no later than five (5) Business Days after the delivery of the Initial Change of Control Notice, any Holder that desires to exercise its rights pursuant to Section 9(a) shall notify the Company in writing thereof and shall specify (x) that such Holder is electing to exercise its rights pursuant to Section 9(a), and (y) the number of shares of Series A Preferred Stock subject thereto. Each Holder may also exercise its right to convert any or all shares of Series A Preferred Stock pursuant to Section 6(a) until the later of the effective date of the Change of Control (the “Change of Control Effective Date”) or five (5) Business Days after the delivery of the Initial Change of Control Notice.

19

(d)           Final Change of Control Notice. To the extent the Change of Control Call has not been previously exercised by the Company, if a Holder elects to exercise its rights pursuant to Section 9(a), within two (2) days following the Change of Control Effective Date (or if the Company discovers later than such date that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company on such Change of Control Effective Date, which notice shall contain:

(i)            a statement setting forth in reasonable detail the calculation of the Change of Control Price with respect to such Holder; and

(ii)           the Change of Control Purchase Date, which shall be no later than ten (10) Business Days after such notice is sent; provided, that a reasonable amount of time shall be provided between delivery of such notice and the Change of Control Purchase Date to allow such Holder to comply with the instructions delivered pursuant to Section 9(d)(iii) below.

(e)           Change of Control Put Procedure. To receive the Change of Control Price, a Holder must surrender to the Transfer Agent the certificates representing the shares of Series A Preferred Stock to be repurchased by the Company or lost stock affidavits therefor, to the extent applicable.

(f)            Delivery upon Change of Control Put/Call. Upon a Change of Control Put or, in the case of a Change of Control Call, subject to Section 9(h) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer of immediately available funds, the Change of Control Price for such Holder’s shares of Series A Preferred Stock.

(g)           Treatment of Shares. Until a share of Series A Preferred Stock is purchased by the payment or deposit in full of the applicable Change of Control Price as provided in Section 9(j), such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein; provided that no such shares of Series A Preferred Stock may be converted into shares of Common Stock following the Change of Control Effective Date. For clarity, any shares of Series A Preferred Stock that a Holder does not subject to the Change of Control Put and the Company does not subject to the Change of Control Call as set forth above shall remain outstanding.

20

(h)           Sufficient Funds. If the Company (or its successor) shall not have sufficient funds legally available under the DGCL to purchase all shares of Series A Preferred Stock that Holders have requested to be purchased under Section 9(a) (the “Required Number of Shares”), the Company shall (i) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 9(a), a number of shares of Series A Preferred Stock with an aggregate Change of Control Price equal to the amount legally available for the purchase of shares of Series A Preferred Stock under the DGCL and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Change of Control Price in full when due in accordance with this Section 9 in respect of some or all of the shares of Series A Preferred Stock to be repurchased pursuant to the Change of Control Put, the Company will pay Dividends on such shares not repurchased in accordance with Section 4 through but not including the day upon which the Company pays the Change of Control Price in full in accordance with this Section 9. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.

(i)            Change of Control Agreements. The Company shall not enter into any agreement for a transaction constituting a Change of Control unless the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment of the Change of Control Price in respect of shares of Series A Preferred Stock that have not been converted into Common Stock prior to the Change of Control Effective Date pursuant to Section 6 or Section 7, as applicable.

(j)            With respect to any share of Series A Preferred Stock to be purchased by the Company pursuant to the Change of Control Put or Change of Control Call and which has been purchased in accordance with the provisions of this Section 9, or for which the Company has irrevocably deposited an amount equal to the Change of Control Price in respect of such share with the Transfer Agent, (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate other than the rights of the Holder thereof to receive the Change of Control Price therefor.

21

Section 10.      Redemption. (a) Redemption at the Option of the Company.

(i)            At any time on or after the sixth (6th) anniversary of the Original Issuance Date, the Company shall have the right (the “Company Redemption Right”) to redeem, in whole or, from time to time in part, the shares of Series A Preferred Stock of any Holder outstanding at such time at a redemption price equal to (A) the Base Amount with respect to such shares of Series A Preferred Stock as of the applicable Redemption Date (such price, the “Base Redemption Price”), multiplied by (B) (1) if the Redemption Date occurs at any time on or after the sixth (6th) anniversary of the Original Issuance Date and prior to the seventh (7th) anniversary of the Original Issuance Date, 110%, (2) if the Redemption Date occurs at any time on or after the seventh (7th) anniversary of the Original Issuance Date and prior to the eighth (8th) anniversary of the Original Issuance Date, 105%, or (3) if the Redemption Date occurs at any time on or after the eighth (8th) anniversary of the Original Issuance Date, 100% (such price, the “Redemption Price”). Notwithstanding the foregoing, the Company will not exercise the Company Redemption Right, or otherwise send a Notice of Company Redemption in respect of the redemption of, any Series A Preferred Stock pursuant to this Section 10 unless the Company has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series A Preferred Stock called for redemption. The Redemption Price shall be payable at the Company’s election in (A) cash, (B) if the VWAP per share of Common Stock was greater than the Conversion Price for at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days ending no more than five (5) Business Days prior to the delivery of the Notice of Company Redemption, Common Stock valued at the average VWAP per share of Common Stock for the five (5) Business Days prior to the delivery of the Notice of Company Redemption or (C) through a combination of either of the foregoing. If fewer than all of the shares of Series A Preferred Stock then outstanding are to be redeemed pursuant to this Section 10(a), then such redemption shall occur on a pro rata basis with respect to all Holders based on the total number of shares of Series A Preferred Stock then held by such Holder relative to the total number of shares of Series A Preferred Stock then outstanding.

(ii)           To exercise the Company Redemption Right pursuant to this Section 10(a), the Company shall deliver written notice thereof (a “Notice of Company Redemption”) to the Holders and the Transfer Agent at least ten (10) days prior to the Redemption Date designated therein for such redemption. The Notice of Company Redemption shall contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series A Preferred Stock specified in the Notice of Company Redemption to be redeemed by the Company. The Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in such Notice of Company Redemption, cash by wire transfer in an amount equal to the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith.

(b)           Effect of Redemption. With respect to any share of Series A Preferred Stock specified to be redeemed by the Company pursuant to the Company Redemption Right and which has been redeemed in accordance with the provisions of this Section 10, or for which the Company has irrevocably deposited an amount equal to the Redemption Price in respect of such share with the Transfer Agent, then (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.

(c)           Partial Redemption. In the event that the Company Redemption Right is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such redemption, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate representing the shares of Series A Preferred Stock held by the Holder as to which a Company Redemption Right was not exercised (or book-entry interests representing such shares).

22

Section 11.      Anti-Dilution Adjustments. (a) Adjustments. The Conversion Price will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Price if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding Series A Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series A Preferred Stock, as if they held a number of shares of Common Stock issuable to such Holder at the Conversion Price:

(i)            The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x (CS0 / CS1)

CP0 = the Conversion Price in effect immediately prior to the close of business on (A) the Record Date for such dividend or distribution, or (B) if there is no Record Date, the effective date of such subdivision, combination or reclassification

CP1 = the new Conversion Price in effect immediately after the close of business on (A) the Record Date for such dividend or distribution, or (B) if there is no Record Date, the effective date of such subdivision, combination or reclassification

CS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on (A) the Record Date for such dividend or distribution or (B) if there is no Record Date, the effective date of such subdivision, combination or reclassification

CS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such subdivision, combination or reclassification

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or if there is no Record Date, the effective date of such subdivision, combination or reclassification. If any such event is announced or authorized or declared but does not occur, the Conversion Price shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Price that would then be in effect if such event had not been authorized or declared.

23

(ii)           The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(v) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Common Stock, at a price per share that is less than the Current Market Price as of immediately prior to the close of business on (A) the Record Date for such dividend, distribution or issuance or (B) if there is no Record Date, on the effective date of such dividend, distribution or issuance, in which event the Conversion Price will be decreased based on the following formula:

CP1 = CP0 x (CS0+Y) / (CS0+X)

CP0 = the Conversion Price in effect immediately prior to the close of business on (1) the Record Date for such dividend, distribution or issuance, or (2) if there is no Record Date, the effective date of such dividend, distribution or issuance

CP1 = the new Conversion Price in effect immediately following the close of business on (1) the Record Date for such dividend, distribution or issuance, or (2) if there is no Record Date, the effective date of such dividend, distribution or issuance

CS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on (1) the Record Date for such dividend, distribution or issuance, or (2) if there is no Record Date, the effective date of such dividend, distribution or issuance

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y = the number equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of immediately prior to the close of business on (1) the Record Date for such dividend, distribution or issuance, or (2) if there is no Record Date, the effective date of such dividend, distribution or issuance.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance, or if there is no Record Date, on the effective date of such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Price that would then be in effect if such dividend, distribution or issuance had not been authorized or declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

24

(iii)          The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except (1) in an open market purchase or redemption in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms or (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Price shall be adjusted based on the following formula, provided that in no event will the Conversion Price be increased pursuant to this Section 11(a)(iii):

CP1 = CP0 x (SP1 x CS0) / [(FMV + (SP1 x CS1))]

CP0 = the Conversion Price in effect immediately prior to the close of business on the Expiration Date

CP1 = the new Conversion Price in effect immediately after the close of business on the Expiration Date

FMV = the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through such Covered Repurchase, as of the Expiration Date

CS0 = the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or immediately prior to any shares being otherwise acquired through such Covered Repurchase

CS1 = the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1 = the arithmetic average of the VWAP per Common Share for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date

25

Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Price is required under this Section 11(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).

In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be the Conversion Price that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

(iv)          The Company shall, by dividend or otherwise, distribute to holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(ii) hereof, (B) Distribution Transactions as to which Section 11(a)(v) shall apply and (C) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(vi) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Price shall be adjusted based on the following formula:

CP1 = CP0 x [(SP0 - FMV) / SP0]

CP0 = the Conversion Price in effect immediately prior to the close of business on (1) the Record Date for such dividend or distribution, or (2) if there is no Record Date, the effective date of such dividend or distribution

CP1 = the new Conversion Price in effect immediately after the close of business on (1) the Record Date for such dividend or distribution, or (2) if there is no Record Date, the effective date of such dividend or distribution

SP0 = the Current Market Price as of the Record Date for such dividend or distribution

FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned the number of shares of Common Stock issuable to such holder at the Conversion Price.

Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on (1) the Record Date for such dividend or distribution, or (2) if there is no Record Date, the effective date of such dividend or distribution. If any such dividend or distribution is authorized or declared but does not occur, the Conversion Price shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Price that would then be in effect if such dividend or distribution had not been authorized or declared.

26

(v)           The Company effects a Distribution Transaction, in which case the Conversion Price in effect immediately prior to the effective date of the Distribution Transaction shall be adjusted based on the following formula:

CP1 = CP0 x [MP0 / (FMV + MP0)]

CP0 = the Conversion Price in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CP1 = the new Conversion Price in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV = the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten (10) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction

MP0 = the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Price is required under this Section 11(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).

Notwithstanding the foregoing provisions of this Section 11(a)(v), if the Company effects a Distribution Transaction in which (A) the product of FMV multiplied by the number of outstanding shares of the class of capital stock or other interest distributed to holders of Common Stock, plus the Fair Market Value of any other capital stock or equity interest of the Subsidiary that is the subject of the Distribution Transaction exceeds (B) the product of MP0 and the total number of shares of Common Stock outstanding (on an as-converted basis), the Series A Preferred Stock shall be exchanged, to the extent registration of such exchange is not required, on the eleventh (11th) Trading Day following effective date of the Distribution Transaction, and if registration of such exchange is required, as soon as practicable following the effective date of the Distribution Transaction, for shares of preferred stock of the Subsidiary that is the subject of the Distribution Transaction with terms substantially identical to the terms of the Series A Preferred Stock, including, in the aggregate, an equal Liquidation Preference, amount of Accrued Dividends and Base Amount as the shares of Series A Preferred Stock so exchanged; provided that the conversion price of such preferred stock of such Subsidiary shall initially be determined according to the following formula:

27

CP1 = CP0 x (FMV / MP0)

(vi)          If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Price will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Common Stock as described in Section 11(a)(ii), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Price shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 11(a)(vi), no adjustment shall be required to be made to the Conversion Price with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person,” as such terms are customarily used in stockholder rights plans, or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(vii)         If the Company issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price that is less than the Current Market Price as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Price shall be adjusted based on the following formula:

28

CP1 = [(CP0 x CS0) + (EP x X)] / [CS0 + X]

CP0 = the Conversion Price in effect immediately prior to the close of business on the effective date of the Degressive Issuance

CP1 = the new Conversion Price in effect immediately after the close of business on the effective date of the Degressive Issuance

CS0 = the number of shares of Common Stock outstanding immediately prior to the Degressive Issuance

EP = the Effective Price in such Degressive Issuance

X = the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Degressive Issuance (or if not determinable, such other number of shares used in the calculation of the Effective Price in accordance with clause (d) of the definition thereof)

Notwithstanding the forgoing, (A) the Conversion Price will not be adjusted pursuant to this Section 11(a)(vii) solely as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 11(a)(vii) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 11(a)(vii)); and (C) in no event will the Conversion Price be increased pursuant to this Section 11(a)(vii). For purposes of this Section 11(a)(vii), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Original Issuance Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price

(b)           Calculation of Adjustments. All adjustments to the Conversion Price shall be calculated by the Company to the nearest 1/100th a cent and all conversions based thereon shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Price will be required unless such adjustment would require an increase or decrease to the Conversion Price of at least $0.0100; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than $0.0100 that has not been made will be made upon any Conversion Date or redemption or repurchase date.

(c)           When No Adjustment Required. (i) Except as otherwise provided in this Section 11, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii)           Except as otherwise provided in this Section 11, the Conversion Price will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

29

(iii)          Except as otherwise provided in this Section 11, no adjustment to the Conversion Price will be made:

(A)          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)           upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C)           upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Series A Preferred Stock; or

(D)          or a change in the par value of the Common Stock.

(d)           Successive Adjustments. After an adjustment to the Conversion Price under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Price as so adjusted.

(e)           Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Price pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f)            Notice of Adjustments. Whenever the Conversion Price is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i)            compute the adjusted applicable Conversion Price in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Price, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)           provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Price was determined and setting forth the adjusted applicable Conversion Price.

30

(g)           Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Price or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.

(h)           Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, either (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) one additional whole share of Common Stock. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted and/or issued on any single Conversion Date or Change of Control Purchase Date.

Section 12.      Adjustment for Reorganization Events.

(a)           Reorganization Events. In the event of:

(i)            any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii)           any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii)          any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;

31

other than, in each case, any such transaction that constitutes a Change of Control, with respect to which, for the avoidance of doubt, the provisions of Section 9 shall apply (each of which is referred to as a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d) and Section 13(b), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event and the Base Amount applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(b)           Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of Capital Stock received by the holders of the Common Stock in any such Reorganization Event.

(c)           Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

(d)           Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

32

Section 13.      Voting Rights.

(a)           General. Except as provided in Section 13(b), Holders of shares of Series A Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the Company). Each Holder shall be entitled to the number of votes equal to the product of (i) the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock could be converted pursuant to Section 6 multiplied by (ii) a fraction the numerator of which is the number of shares of Series A Preferred Stock held by such Holder and the denominator of which is the aggregate number of issued and outstanding shares of Series A Preferred Stock, in each case at and calculated as of the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Certificate of Incorporation and By-Laws of the Company.

(b)           Adverse Changes. The vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:

(i)            any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or By-Laws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock or the Holders thereof in any material respect; provided, that for the avoidance of doubt, any merger, consolidation, or similar transaction shall not be deemed to have such an adverse effect so long as (A) the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of the Series A Preferred Stock receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A Preferred Stock, and (B) the provisions of the certification of incorporation or bylaws (or equivalent governing documents) of the surviving entity or successor entity in such transaction do not differ from the Certificate of Incorporation or Bylaws in any manner that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock or such replacement equity securities or the Holders thereof in any material respect; provided, further, to the extent that a Holder elects to exercise its Change of Control Put, or the Company elects to exercise its Change of Control Call, pursuant to Section 9(c), such Holder shall not have voting rights hereunder in respect of any amendment, alteration or repeal relating to such transaction.

(ii)           any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Certificate of Incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Parity Stock or Senior Stock or any other class or series of Capital Stock of the Company ranking senior to, or on a parity basis with, the Series A Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; and

33

(iii)          any increase or decrease in the authorized number of shares of Series A Preferred Stock or issuance of shares of Series A Preferred Stock after the Original Issuance Date other than in accordance with Section 4(c) upon the Company’s election to pay PIK Dividends. provided, however, that the authorization or creation of, or the increase in the number of authorized or issued shares of, or the reclassification of any security (other than the Series A Preferred Stock) into, or the issuance of, Junior Stock will not require the vote the holders of the Series A Preferred Stock.

For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation.

(c)           Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

(d)           The vote or consent of the Holders of a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend the provisions of Section 9(h) of this Certificate of Designations, and any amendment or waiver of any of the provisions of Section 9(h) approved by such percentage of the Holders shall be binding on all of the Holders.

(e)           For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or By-Laws of the Company, the Holders of Series A Preferred Stock shall have the exclusive consent and voting rights set forth in Section 13(b) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

Section 14.      Preemptive Rights. Except for the right to participate in any issuance of new equity securities by the Company as set forth in the Investment Agreement, the Holders shall not have any preemptive rights.

Section 15.      Term. Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.

Section 16.      Creation of Capital Stock. Subject to Section 13(b), the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

34

Section 17.      No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Section 18.      Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be Computershare, N.A. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.

Section 19.      Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b)           Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares (except if any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate.

Section 20.      Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, sales and use, registration, recording, stamp and similar taxes (“Transfer Tax”) that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock (including any Series A Preferred Stock paid as a distribution) or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. However the Company shall not be required to pay any Transfer Tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and the Person otherwise entitled to such issuance or delivery of shares of Common Stock upon conversion of the Series A Preferred Stock shall provide the Company with reasonable evidence that such Transfer Tax has been paid or is not payable.

35

(b)           Withholding. Subject to the Investment Agreement, all payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts so withheld, if any, and paid over to the relevant governmental authority shall be treated as received by the Holders.

Section 21.      Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at Knoll, Inc., 1235 Water Street, East Greenville, PA 18041 (Attention: Michael A. Pollner, General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 22.      Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 23.      Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

36

Section 24.      Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 25.      Interpretation

(a)           When a reference is made in this Certificate of Designations to a Section, such reference shall be to a Section of this Certificate of Designations unless otherwise indicated.

(b)           Whenever the words “include,” “includes” or “including” are used in this Certificate of Designations, they shall be deemed to be followed by the words “without limitation.”

(c)           The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Certificate of Designations as a whole and not to any particular provision of this Certificate of Designations.

(d)           Unless otherwise specified in this Certificate of Designations, the term “dollars” and the symbol “$” mean U.S. dollars for purposes of this Certificate of Designations and all amounts in this Certificate of Designations shall be paid in U.S. dollars.

(e)            The definitions contained in this Certificate of Designations are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(f)            Any agreement, instrument or statute defined or referred to in this Certificate of Designations means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

[Signature Page Follows]

37

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this [•]th day of [•], 2020.

KNOLL, INC.

By:
Name:
Title:

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2020, is made and entered into by and among Knoll, Inc., a Delaware corporation (the “Company”), and Furniture Investments S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 23, avenue Monterey, L-2163 Luxembourg, Grand-Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B243255 (the “Buyer”).

WHEREAS, pursuant to the Investment Agreement, by and among the Company and the Buyer, dated as of June 22, 2020 (the “Investment Agreement”), upon the terms and subject to the conditions of the Investment Agreement, the Company has agreed to issue and sell to the Buyer (or the Buyer’s designee), and the Buyer (or the Buyer’s designee) has agreed to purchase from the Company, at the Closing, 164,000 shares of Series A Preferred Stock, par value $1.00 (the “Preferred Stock”), which is convertible into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, in accordance with the terms of the Investment Agreement, the Company has agreed to provide Buyer certain registration rights under the Securities Act of 1933 (the “1933 Act”), and the rules and regulations thereunder, and applicable state securities laws.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company and the Investors agree as follows:

ARTICLE VIII Definitions. Capitalized terms used and not otherwise defined in this Agreement that are defined in the Investment Agreement shall have the respective meanings ascribed to such terms in the Investment Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“1933 Act” shall have the meaning set forth in the preamble of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, that, notwithstanding the foregoing, with respect to the Buyer, an “Affiliate” of a Person shall also include (a) such Person’s controlling member, general partner, manager and investment manager and affiliates thereof, (b) any entity with the same general partner, manager or investment manager as such Person or a general partner, manager or investment manager affiliated with such general partner, manager or investment manager of such Person and (c) any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, the controlling member of such Person, the general partner of such Person, investment manager of such Person or an affiliate of such Person, controlling member, general partner or investment manager. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“as converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Preferred Stock (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock on such date (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations).

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the 1933 Act.

“Block Trade” shall mean the disposition of Common Stock pursuant to a “block” trade or “overnight” deal. For purposes of clarity, a “block” trade or “overnight” deal means a registered securities offering in which an underwriter agrees to purchase the Common Stock at an agreed price or pricing formula without a prior marketing process.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Buyer” shall have the meaning set forth in the preamble of this Agreement.

“Certificate of Designation” means the Certificate of Designations setting forth voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the Preferred Stock, dated as of [●], 2020.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning set forth in the preamble of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Conversion Rate” has the meaning set forth in the Certificate of Designations.

“Effectiveness Deadline” means, with respect to any registration statement required to be filed to cover the resale by the Investors of the Registrable Securities pursuant to Section 2, (a) the date such registration statement is filed, if the Company is a WKSI as of such date and such registration statement is an Automatic Shelf Registration Statement eligible to become immediately effective upon filing pursuant to Rule 462 under the 1933 Act; or (b) if the Company is not a WKSI as of the date such registration statement is filed, the two hundred seventy (270th) day after the date of this Agreement.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Electing Investors” means, with respect to a registration, each of the Investors that has Registrable Securities directly owned by such Investor included in such registration in accordance with Sections 2 or 6, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder.

“Filing Deadline” means, with respect to any registration statement required to be filed to cover the resale by Investors of the Registrable Securities pursuant to Section 2, nintey (90) calendar days following the date of this Agreement; provided that, to the extent that the Company has not been provided the information regarding the Investors and their Registrable Securities in accordance with Section 13 at least two (2) Business Days prior to the Filing Deadline, then the Filing Deadline shall be extended to the second (2nd) Business Day following the date on which such information is provided to the Company.

“Freely Tradable” means, with respect to any security, a security that is eligible to be sold by the holder thereof without any volume or manner of sale restrictions pursuant to Rule 144 and that does not have and is not subject to any restrictive legends; provided that if such legends can be removed at the time of sale as set forth in Section 14(d), such security shall be deemed Freely Tradeable for all purposes under this Agreement other than Section 14(d).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holdback Period” means the period commencing on the date of an underwriters’ request (which shall be no earlier than four (4) Business Days prior to the expected “pricing” of the related underwritten offering) and continuing for not more than ninety (90) calendar days after the date of the final prospectus (or final prospectus supplement if the offering is made pursuant to a shelf registration), pursuant to which such underwritten offering shall be made, or such lesser period as is required by such underwriters (which shall also apply equally to all Investors).

“Indemnified Party” shall have the meaning set forth in Section 12(c).

“Indemnifying Party” shall have the meaning set forth in Section 12(c).

“Investor Indemnitee” shall have the meaning set forth in Section 12(a).

“Investment Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Investors” means the Buyer and any Affiliate of the Buyer that acquires or becomes a transferee or assignee of any Registrable Securities to the extent permitted pursuant to this Agreement.

“Moving Party” shall have the meaning set forth in Section 15(d).

“Other Securities” shall have the meaning set forth in Section 6(a).

“Piggyback Notice” shall have the meaning set forth in Section 6(a).

“Piggyback Registration” shall have the meaning set forth in Section 6(a).

“prospectus” means the prospectus included in a registration statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and all other amendments and supplements to the prospectus, including post-effective amendments.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the 1933 Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the Commission.

“Registrable Securities” means, as of any date of determination, (a) any Common Stock, including any Common Stock issued to the Investors pursuant to the conversion of any shares of Preferred Stock, and (b) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or stock split, or pursuant to a merger, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the securities referenced in clause (a) above; provided that the term “Registrable Securities” shall exclude in all cases any securities (i) that shall have ceased to be outstanding; (ii) that are sold pursuant to an effective registration statement under the 1933 Act or publicly resold in compliance with Rule 144; (iii) in the case of an Investor, all shares of Common Stock held by such Investor, on an as converted basis, which are Freely Tradable; or (iv) that have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Expenses” means (a) all expenses incurred in connection with the registrations and offerings contemplated pursuant to this Agreement, including all registration, qualification, listing and filing fees, printing expenses, excrow fees, fees and disbursements of Company counsel and blue sky fees and expenses; and (b) all expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration; provided that Registration Expenses shall not include any Selling Expenses.

“registration statement” means any registration statement that is required to register the resale of the Registrable Securities under this Agreement, including the related prospectus and any pre- and post-effective amendments and supplements to each such registration statement or prospectus.

“Resale Shelf Registration” shall have the meaning set forth in Section 2(a).

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(a).

“Rule 144” shall have the meaning set forth in Section 14.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale of Registrable Securities by the Electing Investors and all related fees and expenses of any counsel to the Electing Investors.

“Shelf Offering” shall have the meaning set forth in Section 5.

“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Subsequent Shelf Registration” shall have the meaning set forth in Section 2(c).

“Subsequent Shelf Registration Statement” shall have the meaning set forth in Section 2(c).

“Suspension Period” shall have the meaning set forth in Section 4.

“Take-Down Notice” shall have the meaning set forth in Section 5.

“Underwriter Cutback” shall have the meaning set forth in Section 6(b).

“Underwritten Offering” shall have the meaning set forth in Section 3(a).

“Underwritten Offering Notice” shall have the meaning set forth in Section 3(a).

“WKSI” means a “well known seasoned issuer” as defined in Rule 405 under the 1933 Act.

ARTICLE IX Registration.

Section 9.1         Subject to the other applicable provisions of this Agreement, the Company shall file, as promptly as reasonably practicable, but no later than the Filing Deadline, a registration statement under the 1933 Act covering the sale or distribution from time to time by the Investors, on a delayed or continuous basis pursuant to Rule 415 of the 1933 Act of all the Registrable Securities and shall provide for the registration of such Registrable Securities for resale by such Investors in accordance with any reasonable method of distribution elected by the Investors (such registration, a “Resale Shelf Registration”). The registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form for such purposes) (the “Resale Shelf Registration Statement”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement. If the Resale Shelf Registration Statement is not an Automatic Shelf Registration Statement, then the Company shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof, but in any event prior to the Effectiveness Deadline.

Section 9.2         Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 9.3          If any Shelf Registration ceases to be effective under the 1933 Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to, as promptly as practicable, cause such Shelf Registration to again become effective under the 1933 Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall, as promptly as practicable, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or file an additional registration statement (a “Subsequent Shelf Registration Statement,” and such registration, a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the 1933 Act registering the resale from time to time by the Investors of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the 1933 Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (ii) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of any such filing date, such registration statement shall be an Automatic Shelf Registration Statement. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Investors in accordance with any reasonable method of distribution elected by the Investors.

Section 9.4         The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the 1933 Act or as reasonably requested by the Investors covered by such Shelf Registration.

Section 9.5          If a Person becomes an Investor of Registrable Securities after a Shelf Registration becomes effective under the 1933 Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming an Investor and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration:

(a)            if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Investor is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Investor to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;

(b)            if, pursuant to Section 2(e)(i), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the 1933 Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 2(e)(i) to be filed; and

(c)            notify such Investor as promptly as is reasonably practicable after the effectiveness under the 1933 Act of any post-effective amendment filed pursuant to Section 2(e)(i).

ARTICLE X Underwritten Offering.

Section 10.1        If the Electing Investors intend to distribute the Registrable Securities by means of an underwriting (the “Underwritten Offering”), the Electing Investors shall, after the Resale Shelf Registration Statement becomes effective, so advise the Company by delivering a written notice to the Company (the “Underwritten Offering Notice”) specifying some or all of the Registrable Securities subject to the Shelf Registration Statement; provided, however, the Investors may not, without the Company’s prior written consent, launch (by entering into a definitive underwriting agreement) more than one (1) Underwritten Offerings within any one hundred and eighty (180)-day period. The Electing Investors shall have the right to appoint the book-running, managing and other underwriter(s) in consultation with the Company.

Section 10.2       The Company shall not include in any Underwritten Offering pursuant to this Section 3 any securities that are not Registrable Securities without the prior written consent of the Investors. If the managing underwriter or underwriters advise the Company and the Investors in writing that, in its or their good faith opinion, the total number of Registrable Securities requested to be so included (and, if permitted hereunder, other securities requested to be included in such offering), exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included, then there shall be included in such Underwritten Offering the number or dollar amount of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) shall be allocated for inclusion as follows: (i) first, the Registrable Securities of the Investors that have requested to participate in such Underwritten Offering, allocated pro rata among such Investors on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Investors; and (ii) second, and only if all the securities referred to in clause (i) have been included, any other securities of the Company that have been requested (and permitted) to be so included.

ARTICLE XI Suspension. Notwithstanding anything to the contrary in this Agreement, upon notice to the Investors, the Company may delay, on two (2) occasions in any twelve (12)-month period, the Filing Deadline and/or the Effectiveness Deadline with respect to, or suspend the effectiveness or availability of any registration statement for up to ninety (90) days in the aggregate in any twelve (12)-month period (a “Suspension Period”) if the Board determines in good faith that there is a valid business purpose for suspension of such registration statement; provided that (a) any suspension of a registration statement pursuant to Section 9 shall be treated as a Suspension Period for purposes of calculating the maximum number of days of any Suspension Period under this Section 4, (b) the Company shall be actively employing in good faith all reasonable best efforts to launch such registered offering through such Suspension Period and (c) the Investors are afforded the opportunity to include the Registrable Securities offering in accordance with Section 6. The Company shall notify the Investors in writing that such Suspension Period is for a valid business purpose determined by the Board in good faith and such certificate shall contain a statement of the reasons for such Suspension Period and an approximation of the anticipated length of such Suspension Period (provided such notice shall not contain material, non-public information about the Company). If the Company defers any registration of Registrable Securities pursuant to Section 2 or in response to an Underwritten Offering Notice or requires the Investors to suspend any Underwritten Offering, the Investors shall be entitled to withdraw such demand for registration or Underwritten Offering Notice, as applicable, and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 3.

ARTICLE XII Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if an Investor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement that requires an amendment or supplement to the Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary, subject to the other applicable provisions of this Agreement, in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

ARTICLE XIII Piggyback Registration.

Section 13.1       Subject to the terms and conditions of this Agreement, if at any time the Company files a registration statement under the 1933 Act with respect to an offering of Common Stock or any other equity securities of the Company (such Common Stock and other equity securities collectively, “Other Securities”), whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall promptly give written notice of such filing to the Investors, which notice shall be given, to the extent reasonably practicable, no later than ten (10) Business Days before the filing or launch date (the “Piggyback Notice”). The Piggyback Notice and the contents thereof shall be kept confidential by the Investors and their respective Affiliates and representatives. The Piggyback Notice shall offer each Investor the opportunity to include (or cause to be included) in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as such Investor may request (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from an Electing Investor a written request for inclusion therein (a “Piggyback Request”) within five (5) Business Days following receipt of any Piggyback Notice by such Electing Investor (but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement), which Piggyback Request shall specify the maximum number of Registrable Securities intended to be disposed of by such Electing Investor and the intended method of distribution. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Company may not commence or permit the commencement of any sale of Other Securities in a public offering to which this Section 6 applies unless the Electing Investors shall have received the Piggyback Notice in respect to such public offering not less than ten (10) Business Days prior to the commencement of such sale of Other Securities. The Electing Investors shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least one (1) Business Day prior to the effective date of the registration statement relating to such Piggyback Registration.

Section 13.2        If any Other Securities to be registered pursuant to the registration giving rise to the rights under this Section 6 are to be sold in an underwritten offering, (i) the Company or other Persons designated by the Company shall have the right to appoint the book-running, managing and other underwriter(s) for such offering in their discretion and (ii) to the extent such Other Securities are of the same class as the Registrable Securities, the Electing Investors shall be permitted to include in such offering any number of the Registrable Securities included in each such Electing Investor’s Piggyback Request on the same terms and conditions as such Other Securities proposed by the Company or any third party to be included in such offering; provided, however, that if the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering (an “Underwriter Cutback”), exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (A) first, all Other Securities being sold by the Company for its own account; (B) second, and only if all the securities referred to in clause (A) have been included, all Registrable Securities requested to be included in such registration by the Electing Investors, pro rata, based on the number of Registrable Securities beneficially owned by such Electing Investors; and (C) third, and only if all the securities referred to in clauses (A) and (B) have been included, all Other Securities of any holders thereof (other than the Company and the Electing Investors) requesting inclusion in such underwritten offering, allocated pro rata on the basis of the number of Other Securities beneficially owned by each such holder of Other Securities.

Section 13.3       Notwithstanding the foregoing, the Piggyback Registration rights described in Section 6 shall not apply to any Block Trades undertaken by the Company on behalf of itself or any other holders of Common Stock.

ARTICLE XIV Expenses of Registration. Except as specifically provided for in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Electing Investors in proportion to the number of Registrable Securities for which registration was requested.

ARTICLE XV Obligations of the Company. Whenever required to effect the registration of any Registrable Securities pursuant to Sections 2, 3 or 6 of this Agreement, the Company shall, as promptly as reasonably practicable:

Section 15.1        Prepare and file with the Commission a registration statement (including all required exhibits to such registration statement) with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective, or prepare and file with the Commission a prospectus supplement with respect to such Registrable Securities pursuant to an effective registration statement and keep such registration statement effective or such prospectus supplement current, in each case for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

Section 15.2        Prepare and file with the Commission such amendments, including post-effective amendments, and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

Section 15.3       Furnish to the Electing Investors and to their legal counsel copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide the Electing Investors and their legal counsel a reasonable opportunity to review and comment on such documents, and give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made; provided that the Company shall include in such documents any such comments that are necessary to correct any material misstatement or omission regarding an Electing Investor;

Section 15.4        if requested by the managing underwriter or underwriters, if any, or an Electing Investor, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or any Electing Investor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 8(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law

Section 15.5        Furnish to the Electing Investors and to their legal counsel such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits but not documents incorporated by reference) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Electing Investors may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Electing Investors. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Electing Investors in accordance with applicable laws and regulations in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto;

Section 15.6       Use its reasonable best efforts to register and qualify the securities covered by such registration statement under blue sky or such other securities laws of such jurisdictions as shall be reasonably requested by the Electing Investors and to keep such registration or qualification in effect for so long as such registration statement remains in effect; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

Section 15.7        In connection with a customary due diligence review, make available for inspection by the Electing Investors any underwriter(s) participating in any such disposition of Registrable Securities and any counsel or accountants retained by the Electing Investors or underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter(s), counsel or accountant in connection with such registration statement; provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may restrict access to documents or information that it determines, in its reasonable judgment, are competitively sensitive or legally privileged;

Section 15.8       Enter into customary agreements and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities, including, if the method of distribution of Registrable Securities is by means of an underwritten offering, using reasonable best efforts to (i) cause the chief executive officer and chief financial officer to participate in “road show” presentations and/or investor conference calls to market the Registrable Securities; provided that the aggregate number of days of “road show” presentations in connection with an underwritten offering of Registrable Securities for each registration pursuant to a demand made under Section 3 shall not exceed five (5) Business Days; (ii) negotiate and execute an underwriting agreement in customary form with the managing underwriter(s) of such offering and such other documents reasonably required under the terms of such underwriting arrangements, including using reasonable best efforts to procure a customary legal opinion and auditor “comfort” letters and (iii) take such other actions as are reasonably requested by the Electing Investors (including any reasonable actions requested by the managing underwriters, if any) to facilitate the disposition of such Registrable Securities. The Electing Investors shall also enter into and perform their obligations under such underwriting agreement;

Section 15.9        If such securities are being sold through underwriters, (i) furnish, on the date that such Registrable Securities are delivered to the underwriters, an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and a “negative assurance letter,” dated as of such date, of the legal counsel representing the Company for purposes of such registration, in form and substance as is customarily given to underwriters and (ii) furnish, on the date of the underwriting agreement and on the date that the Registrable Securities are delivered to the underwriters, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

Section 15.10     Use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

Section 15.11     Give notice to the Electing Investors as promptly as reasonably practicable:

(a)            when any registration statement filed pursuant to Sections 2 or 3 or in which Registrable Securities are included pursuant to Section 6, or any amendment to such registration statement, has been filed with the Commission, and when such registration statement or any post-effective amendment to such registration statement has become effective;

(b)            when any prospectus or any prospectus supplement has been filed and, with respect to such registration statement, when the same has become effective;

(c)            of any request by the Commission or other federal or state governmental authority for amendments or supplements to any registration statement (or any information incorporated by reference in, or exhibits to, such registration statement) filed pursuant to Sections  2 or 3 or in which Registrable Securities are included pursuant to Section 6 or the prospectus (including information incorporated by reference in such prospectus) included in such registration statement or for additional information;

(d)            of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement filed pursuant to Sections 2 or 3 or in which Registrable Securities are included pursuant to Section 6 or the initiation of any proceedings for that purpose;

(e)            if at any time the Company has reason to believe that the representations and warranties of the Company or any of its subsidiaries contained in any agreement (including any underwriting agreement contemplated by Section 8(h) above) cease to be true and correct;

(f)            of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(g)           at any time when a prospectus relating to any such registration statement is required to be delivered under the 1933 Act, of the occurence of any event as a result of which such prospectus (including any material incorporated by reference or deemed to be incorporated by reference in such prospectus), as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, which event requires the Company to make changes in such effective registration statement and prospectus in order to ensure that the statements therein or incorporated by reference therein will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made and shall not contain any material, non-public information about the Company);

Section 15.12     Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 8(k)(iv) at the earliest practicable time;

Section 15.13     Cooperate with the Electing Investors and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the Commission;

Section 15.14     Upon the occurrence of any event contemplated by Section 8(k)(vii), reasonably promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Electing Investors, the prospectus will not contain (or incorporate by reference) an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Electing Investors in accordance with Section 8(k)(vii) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Electing Investors shall suspend use of such prospectus and, if requested by the Company, use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in the Electing Investors’ possession, and the period of effectiveness of such registration statement provided for in Section 8(a) above shall be extended by the number of days from and including the date of the giving of such notice to the date the Electing Investors shall have received such amended or supplemented prospectus pursuant to this Section 8(n); and

Section 15.15     Procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form, no later than the effective date of such registration statement. In connection therewith, if reasonably required by the Company’s transfer agent, the Company shall, promptly after the effectiveness of the registration statement, cause an opinion of counsel as to the effectiveness of the registration statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the registration statement.

ARTICLE XVI Suspension of Sales. Upon receipt of written notice from the Company pursuant to Section 8(k)(vii), the Electing Investors shall immediately discontinue disposition of Registrable Securities until they (i) have received copies of a supplemented or amended prospectus or prospectus supplement pursuant to Section 8(n) or (ii) are advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Electing Investors shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Electing Investors’ possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

ARTICLE XVII Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Investors herein without the prior written consent of the Investors holding a majority of the Registrable Securities. It is agreed that the granting of pro rata registration rights to any other investor in the Company shall not be considered to conflict with the rights granted to the Investors herein.

ARTICLE XVIII Free Writing Prospectuses. The Electing Investors shall not use any free writing prospectus (as defined in Rule 405 under the 1933 Act) in connection with the sale of Registrable Securities without the prior written consent of the Company; provided that the Electing Investors may use any free writing prospectus prepared and distributed by the Company.

ARTICLE XIX Indemnification.

Section 19.1       Notwithstanding any termination of this Agreement, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each of the Electing Investors and each of their respective current and former officers, directors, employees, agents, partners, members, stockholders, representatives and Affiliates, and each Person or entity, if any, that controls the Electing Investors within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the officers, directors, employees, agents partners, members, managers, stockholders, representatives and Affiliates of each such controlling Person, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the 1933 Act (each, an “Investor Indemnitee”), from and against any and all losses, claims, damages, actions, liabilities, penalties, charges, amounts paid in settlement and costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals) (collectively, “Losses”), joint or several, arising out of, caused by, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, prospectus, preliminary prospectus or final prospectus contained therein, offering circular or other document, or any amendment or supplement thereto, or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the 1933 Act) prepared by the Company or authorized by it in writing for use by the Investors or any amendment or supplement thereto; (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation by the Company of any rule or regulation promulgated under the 1933 Act, the Exchange Act or state securities laws applicable to the Company in connection with any such registration, and, without limiting the foregoing, the Company will reimburse each of the Investor Indemnitees for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending against any such Losses, as such expenses are incurred; provided that the Company shall not be liable to such Investor Indemnitee with respect to any Losses (i) for which any Electing Investor must indemnify any Company Indemnitee under Section 12(b), or (ii) based upon offers or sales effected by such Investor Indemnitee “by means of” (as defined in Rule 159A under the 1933 Act) a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) that was not authorized in writing by the Company; provided that the Company shall have delivered to each Electing Investor such preliminary prospectus or final prospectus contained in the applicable registration statement and any amendments or supplements thereto pursuant to Section 8(d) no later than the time of contract of sale in accordance with Rule 159 under the 1933 Act.

Section 19.2       Each Electing Investor shall, to the fullest extent permitted by law, severally and not jointly, indemnify and hold harmless the Company and its officers, directors, employees, agents, representatives and Affiliates, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the 1933 Act (each, a “Company Indemnitee”), from and against any and all Losses arising out of, caused by, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the 1933 Act) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statements or omissions are based solely upon information regarding such Electing Investor furnished in writing to the Company by such Electing Investor stated to be specifically for use therein. In no event shall the liability of any Electing Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Electing Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 19.3        If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”) with respect to a claim for which indemnity is required under this Agreement, such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense in such proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with such defense; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 12, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and, in the reasonable judgment of such Indemnified Party, a conflict of interest may exist as a result of the representation of both such Indemnified Party and the Indemnifying Party by the same counsel (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to, but only to the extent necessary, one local counsel) at any time for all Indemnified Parties, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to a claim. The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 12) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof by the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 12). The indemnification set forth in this Section 12 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 19.4        If the indemnification provided for in Sections 12(a) or 12(b) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to in Sections 12(a) or 12(b), as the case may be, or is insufficient to hold the Indemnified Party harmless as contemplated therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the statements, omissions or violations which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 12(d). Notwithstanding the foregoing, in no event shall the liability of any Electing Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Electing Investor upon the sale of the Registrable Securities giving rise to such contribution obligation. No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from an Indemnifying Party not guilty of such fraudulent misrepresentation.

ARTICLE XX Agreement to Furnish Information. If requested by the Company or the book-running managing underwriter(s) of Common Stock (or other securities of the Company convertible into Common Stock), each Electing Investor shall provide such information regarding itself and its Registrable Securities as may be reasonably required by the Company or such representative of the book-running managing underwriter(s) in connection with the filing of a registration statement and the completion of any public offering of the Registrable Securities pursuant to this Agreement.

ARTICLE XXI Rule 144 Reporting. With a view to making available to the Investors the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities that are Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act or any similar or analogous rule promulgated under the 1933 Act, at all times after the effective date of this Agreement (“Rule 144”); (b) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act; (c) so long as the Investors own any Registrable Securities, furnish to such Investors forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as such Investors may reasonably request in availing themselves of any rule or regulation of the Commission allowing them to sell any such Common Stock without registration and (d) so long as the Investors own any Registrable Securities, take such further necessary action as any Investor may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities being sold to the extent required from time to time to enable such Investor to sell the Restricted Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 as determined in consultation with Company counsel.

ARTICLE XXII Miscellaneous.

Section 22.1       Termination of Registration Rights. The registration rights of any particular Investor granted under this Agreement shall terminate with respect to such Investor upon the date upon which neither the Investor nor any of its Affiliates holds any Registrable Securities.

Section 22.2       Holdback Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Investor agrees in connection with any underwritten offering (i) pursuant to Section 3 or (ii) with respect to which Investors exercise their piggyback rights under Section 6, in each case where the Company has complied with its obligations under this Agreement, upon the request of the underwriters managing any such underwritten offering, not to effect (other than pursuant to such offering) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, in each case without the prior written consent of such underwriters and subject to customary exceptions, during the Holdback Period; provided that nothing herein will prevent any Investor from making a transfer to an Affiliate that is otherwise in compliance with applicable securities laws. Notwithstanding the foregoing, any discretionary waiver or termination of this holdback provision by such underwriters with respect to any of the Investors shall apply to the other Investors as well, pro rata based upon the number of shares subject to such obligations.

Section 22.3       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (i) to submit to the exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (ii) that exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (iii) that notice may be served upon such party at the address and in the manner set forth for such party in Section 15(h). To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 22.4       Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Investors, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 15(d) is not the exclusive remedy for any violation of this Agreement.

Section 22.5       Successors and Assigns. The registration rights hereunder are not transferable and may not be assigned to any person without the prior written consent of the other party hereto, other than Affiliates of the Buyer. Any transfer or assignment in violation of the forgoing shall be null and void ab initio. In the event that any Affiliate of the Buyer acquires or becomes a transferee or assignee of any Registrable Securities, such Affiliate shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Affiliate shall be treated as an “Investor” for all purposes under this Agreement and shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of, this Agreement. No Person who acquires securities transferred in violation of this Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Shares, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Securities. In the event that the Company consolidates or merges with or into any Person and the Common Stock or any other Registrable Securities are, in whole or in part, converted into or exchanged for securities of a different issuer, and any Investor would, upon completion of such merger or consolidation, hold Registrable Securities of such issuer, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Investors.

Section 22.6       No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, this Agreement is intended solely for the benefit of the parties hereto and their respective successors, heirs and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that each Indemnified Party shall be entitled to the rights, remedies and obligations provided to an Indemnified Party under Section 12, and each such Indemnified Party shall have standing as a third-party beneficiary under Section 12 to enforce such rights, remedies and obligations.

Section 22.7       Entire Agreement. This Agreement and the Investment Agreement supersede all other prior or contemporaneous negotiations, writings and understandings between the Investors, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Investment Agreement, and the instruments referenced herein and therein constitute the full and entire understanding and agreement among the parties hereto with regard to the matters covered herein and therein, and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to any such matters.

Section 22.8       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to be delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

if to the Company:

Knoll, Inc.
1235 Water Street
East Greenville, PA 18041
Attention:	Michael A. Pollner, General Counsel
E-mail:	Michael_Pollner@knoll.com

with a copy to (for informational purposes only):

Sullivan & Cromwell LLP
125 Broad St.
New York, NY 10004
Attention:	Stephen M. Kotran
Ari Blaut
Catherine M. Clarkin

E-mail:	KotranS@sullcrom.com
BlautA@sullcrom.com
ClarkinC@sullcrom.com

if to the Buyer:

Furniture Investments S.à r.l.
23 Avenue Monterey
L-2163
Luxembourg
Attention:	Marco Pierettori
E-mail:	MPierettori@investindustrial.com

with a copy to (for informational purposes only):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Mark Gordon
DongJu Song
E-mail:	MGordon@wlrk.com
DSong@wlrk.com

or to such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or e-mail or receipt from an overnight courier service in accordance with clause (i), (ii), or (iii) above, respectively.

Section 22.9       Delays or Omissions. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and not exclusive of any other remedies provided by law.

Section 22.10     Expenses. The Company and the Investors shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except as otherwise provided in Section 7.

Section 22.11     Amendments and Waivers. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the holders of at least a majority of the Registrable Securities then outstanding or, in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this Section 15(k) shall be binding upon each holder of any Registrable Securities at the time outstanding (including securities convertible into Registrable Securities), each future holder of all such Registrable Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Investors or holders of Registrable Securities.

Section 22.12     Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf format signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

Section 22.13     Severability. If any provision of this Agreement is prohibited by law or otherwise becomes or is declared by a court of competent jurisdiction to be invalid or unenforceable, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 22.14     Headings; Interpretation. The headings used in this Agreement are used for convenience of reference only and are not to be considered part of, or affect the interpretation of, this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified in this Agreement, the term “dollars” and the symbol “$” mean U.S. dollars for purposes of this Agreement and all amounts in this Agreement shall be paid in U.S. dollars. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute, rule or regulation defined or referred to in this Agreement means such agreement, instrument or statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Any reference to any section under the 1933 Act or Exchange Act, or any rule promulgated thereunder, shall include any publicly available interpretive releases, policy statements, staff accounting bulletins, staff accounting manuals, staff legal bulletins, staff “no-action,” interpretive and exemptive letters and staff compliance and disclosure interpretations (including “telephone interpretations”) of such section or rule by the Commission. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it were drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KNOLL, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FURNITURE INVESTMENTS S.À R.L.

By:
Name:
Title:

EXHIBIT D

NON-USRPI CERTIFICATE

[Knoll, Inc. Letterhead]

[DATE]

To:

[Insert name of shareholder requesting statement]

[Insert address of shareholder requesting statement]

In order to inform a transferee that withholding of tax under Section 1445 of the Code is not required upon the disposition of an interest in Knoll, Inc., a Delaware corporation (the “Company”), the undersigned, being a duly appointed officer of the Company, does hereby certify, as of the date of this statement, as follows:

1.	This statement is being provided pursuant to the requirements of Treasury Regulations Section 1.897-2(g)(1), (h) and 1.1445-2(c)(3) with respect to the Company.

2.	The Company’s office address is:

1235 Water Street

East Greenville, PA 18041

3.	The Company’s U.S. employer identification number is 13-3873847.

4.	An interest in the Company does not constitute a United States real property interest (as that term is defined in Section 897(c) of the Code and the Treasury Regulations promulgated in connection therewith) because the Company is not, and was not, a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code and the Treasury Regulations promulgated in connection therewith) at any time during the applicable period specified by Section 897(c)(1)(A)(ii) of the Code ending on [Insert date request (i.e., date of disposition)].

The Company understands that this statement may be disclosed to the Internal Revenue Service by a transferee or transferor of an interest in the Company and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, the undersigned, who is a responsible officer of the Company, hereby certifies (i) that the undersigned has examined the foregoing statement and, to the best of the undersigned’s knowledge and belief, it is true, correct and complete and (ii) that the undersigned has authority to sign this statement on behalf of the Company.

[Signature Page Follows]

Knoll, Inc.

By:

Name:

Title:

[Signature Page of Non-USRPHC Certificate]

EXHIBIT E

NON-USRPI NOTICE FOR IRS

[Knoll, Inc. Letterhead]

[DATE]

Ogden Service Center

P.O. Box 409101
Ogden, UT 84409

Re: Notice of Statement Given to Shareholder Pursuant to Treasury Regulations Section 1.897-2(h)(2)

Dear Sir or Madam:

1.	This notice is being provided pursuant to the requirements of Treasury Regulations Section 1.897-2(h)(2).

2.	The following information concerns the corporation submitting this notice:

•	Name: Knoll, Inc. (the “Company”)

•	Address: 1235 Water Street

East Greenville, PA 18041
•	Taxpayer Identification Number: 13-3873847

3.	The following information concerns the shareholder that requested the attached statement pursuant to Treasury Regulations Section 1.897-2(g)(1), (h) and 1.1445-2(c)(3):

•	Name: [Insert] (the “Shareholder”)

•	Address: [Insert]

•	Taxpayer Identification Number: [Insert, if any]

4.	Statement: An interest in the Company does not constitute a United States real property interest (as that term is defined in Section 897(c) of the Code and the Treasury Regulations promulgated in connection therewith) because the Company is not, and was not, a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code and the Treasury Regulations promulgated in connection therewith) at any time during the applicable period specified by Section 897(c)(1)(A)(ii) of the Code ending on [Insert date request (i.e., date of disposition)].

A copy of the statement provided to the Shareholder is attached hereto.

Under penalties of perjury, the undersigned, who is a responsible corporate officer of the Company, declares that the above notice, and the attached statement, are true, correct, and complete to the best of the knowledge of the undersigned, and that the undersigned has authority to sign this notice on behalf of the Company.

[Signature Page to Follow]

Knoll, Inc.

By:

Name:

Title:

[Signature Page of Non-USRPHC Notice]